Exhibit No. 99.2


                                                         EXECUTION COPY



                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG

                            WESTERN RESOURCES, INC.,

                        KANSAS GAS AND ELECTRIC COMPANY,

                                   NKC, INC.,

                                       AND

                        KANSAS CITY POWER & LIGHT COMPANY


                           Dated as of March 18, 1998

         AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 18, 1998, by and among Western Resources, Inc., a Kansas corporation ("Western Resources"), Kansas Gas and Electric Company, a Kansas corporation and wholly owned subsidiary of Western Resources ("KGE"), and NKC, Inc., a newly formed Kansas corporation and wholly owned subsidiary of Western Resources ("New KC"), on the one hand, and Kansas City Power & Light Company, a Missouri corporation ("KCPL"), on the other hand.

         WHEREAS, Western Resources and KCPL entered into an agreement and plan of merger (the "Original Agreement"), dated as of February 7, 1997 (the "Original Execution Date"), and wish to amend and restate the Original Agreement as specified herein;

         WHEREAS, Western Resources' rate-regulated electric division ("KPL") is engaged in the production, purchase, transmission, distribution and sale of electricity (the "KPL Business");

         WHEREAS, immediately prior to the KCPL Effective Time (as defined in Section 3.3), Western Resources will contribute to KGE all of the KPL Assets (as defined in Section 1.1) and KGE will assume all of the Assumed Liabilities (as defined in Section 1.2, such contribution and assumption, the "Asset Contribution")), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, immediately prior to the KGE Effective Time, Western Resources will contribute to KGE shares of Western Resources Common Stock (as defined in Section 1.6 (the "Stock Contribution")), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the boards of directors of each of Western Resources and KGE have approved the Asset Contribution and the Stock Contribution, upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the respective boards of directors of each of KCPL and New KC have approved the merger of KCPL with and into New KC with New KC being the surviving corporation (the "KCPL Merger"), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the respective boards of directors of each of New KC, Western Resources and KGE have approved the merger of KGE with and into New KC with New KC being the surviving corporation (the "KGE Merger"), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, it is intended that, for federal income tax purposes the KGE Merger and the KCPL Merger shall qualify as a reorganization under the provisions of


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Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

         WHEREAS, for purposes of Section 354(a) of the Code, the Western Resources Common Stock distributed pursuant to the Western Resources Stock Distribution (as defined in Section 4.1 hereof) shall be treated as stock of Western Resources, a party to the reorganization, distributed in pursuance of the plan of reorganization;

         WHEREAS, Western Resources, KGE, KCPL and New KC desire to make certain representations, warranties, covenants and agreements in connection with this Agreement; and

         WHEREAS, KCPL and UtiliCorp United, Inc., a Delaware corporation ("UtiliCorp"), were parties to that certain Amended and Restated Agreement and Plan of Merger among KCPL, KC Merger Sub, Inc., a Delaware corporation, UtiliCorp and KC United Corp., a Delaware corporation, dated as of January 19, 1996, as amended and restated as of May 20, 1996 (the "UtiliCorp Agreement"), which KCPL has terminated in accordance with the terms thereof.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                                THE CONTRIBUTIONS

         Section 1.1 THE ASSET CONTRIBUTION.

         (a) CONTRIBUTION. Immediately prior to the KCPL Effective Time and as a condition precedent to the KGE Merger, Western Resources shall contribute, or cause to be contributed, to KGE, and KGE shall acquire, all of the right, title and interest of Western Resources in, to and under the assets, property and interests owned by Western Resources that are used in, or related to or generated by, the KPL Business, of every type, character and description, tangible and intangible, real, personal and mixed, accrued, contingent or otherwise, wherever located and whether or not reflected on the books and records of Western Resources as of the Closing Date (as defined in Section 5.1) (the "KPL Assets"), other than securities, the corporate headquarters of Western Resources and those assets necessary for the operation of Western Resources as a holding company after the Closing Date, the categories of which are described in
Section 1.1(b) of the Western Resources Disclosure Schedule (as defined in
Section 7.2 hereof) (the "Non-KPL Assets").


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         (b) KPL BALANCE SHEET; NON-KPL ASSETS. Section 1.1(b) of the Western
Resources Disclosure Schedule sets forth (i) an unaudited pro forma balance sheet that represents in all material respects, as of December 31, 1997, the assets and liabilities of KPL, as though the Asset Contribution had been made on such date (the "KPL Balance Sheet"), and (ii) a list, as of the date hereof, of the Non-KPL Assets which are not reflected in such balance sheet. The KPL Assets shall include such assets, properties and interests as are necessary to enable New KC to operate the KPL Business in accordance with past practice. The Non-KPL Assets shall not include any asset, property or interest as is necessary to operate the KPL Business in accordance with past practice.

         (c) KPL BUSINESS AND KGE AT CLOSING. At the Closing, the KPL Business and KGE will contain substantially the same assets and liabilities as they did as of December 31, 1997, subject to modifications that reflect ordinary course operation of the KPL Business and KGE in accordance with past practice prior to the date hereof. Western Resources shall not make or permit to be made any changes in the accounting methods used with respect to the KPL Business or KGE, except as required by applicable law, rule, regulation or GAAP.

         Section 1.2 LIABILITIES ASSUMED. Concurrently with the Asset Contribution contemplated in Section 1.1, KGE shall assume and agree to pay, perform and discharge when due all debts, claims, losses, liabilities, leases and obligations whatsoever, including, without limitation, debts, indebtedness for borrowed money, guaranties, liabilities, obligations, and claims with respect to any contracts included in the KPL Business, that arise out of, or relate to or are generated by, the KPL Assets or the operations of the KPL Business, whether arising before or after the Asset Contribution and whether known or unknown, fixed or contingent (the "Assumed Liabilities"). The Assumed Liabilities shall also include an aggregate principal amount of indebtedness for borrowed money of Western Resources so that aggregate total indebtedness for borrowed money (including preferred stock) of KGE equals $1.9 billion immediately prior to the KGE Effective Time; provided, however, that the Assumed Liabilities shall not include indebtedness for borrowed money of Western Resources if KGE immediately prior to the KGE Effective Time already has indebtedness for borrowed money (including preferred stock) of $1.9 billion, it being understood that in no case shall the indebtedness for borrowed money (including preferred stock) of KGE exceed $1.9 billion immediately prior to the KGE Effective Time.

         Section 1.3 RETAINED LIABILITIES. Except for the Assumed Liabilities, Western Resources shall retain and have full responsibility for and obligation with respect to all debts, claims, losses, indebtedness for borrowed money, guaranties, liabilities, leases and obligations whatsoever of Western Resources and its Affiliates (as defined in Section 6.17 hereof) and Subsidiaries (as defined in Section 6.1 hereof) (other than New KC after the KGE Effective Time (as defined herein)).

         Section 1.4 INSTRUMENTS OF TRANSFER. The conveyance, transfer, assignment and delivery of the KPL Assets to KGE and the assumption of the Assumed Liabilities by KGE shall be effected by one or more assignments, assumption agreements, regulatory orders and


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any other transfer documents, as may be necessary, or as KCPL may reasonably request. As to the real property interests held in fee included in the KPL Assets, the conveyances shall be by special warranty deed, subject to Permitted Liens (as defined in Section 7.20).

         Section 1.5 ASSIGNMENT OR ASSUMPTION OF CONTRACT RIGHTS. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or assume any claim, contract, lease, commitment or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment or assumption thereof, without the consent of a third party thereto, would constitute a breach thereof. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights of Western Resources thereunder so that KGE or New KC would not in fact receive all such rights, Western Resources will cooperate with New KC in arrangements reasonably designed to provide for New KC, at the expense of New KC, the benefits under any such claims, contracts, licenses, leases or commitments including, without limitation, enforcement for the benefit of New KC of any and all rights of Western Resources against a third party thereto arising out of the breach or cancellation by such third party or otherwise; and any transfer or assignment to New KC by Western Resources of any property or property rights or any contract or agreement which shall require the consent or approval of any third party shall be made subject to such consent or approval being obtained; provided, however, that any third party consents to the assignment of such contracts shall provide that Western Resources shall be released in full from its obligations under such contracts.

         Section 1.6 THE STOCK CONTRIBUTION.

         Immediately prior to the KGE Effective Time and as a condition precedent to the KGE Merger, Western Resources shall contribute, or cause to be contributed, to KGE, shares of partly paid Western Resources Common Stock, par value $5.00 per share (the "Western Resources Common Stock"). The amount of Western Resources Common Stock to be contributed to KGE pursuant to this Section shall be equal to the product of (x) the number of shares of Common Stock, without par value, of KCPL ("KCPL Common Stock") (other than shares of KCPL Common Stock beneficially owned by Western Resources or KCPL, Dissenting Shares (as defined in Section 2.4(a)) and shares (or any portion thereof) of KCPL Common Stock in respect of which cash is to be paid in lieu of fractional shares pursuant to Section 4.1) issued and outstanding immediately prior to the Stock Contribution times (y) the Conversion Ratio. The term "Conversion Ratio" means the quotient (rounded to the nearest 1/100,000) determined by dividing $23.50 by the Western Resources Index Price (as defined below); provided, however, that if the Western Resources Index Price (i) is greater than $58.46, the Conversion Ratio shall be fixed at 0.449, provided that if 0.449 multiplied by the Western Resources Index Price exceeds $30.00, the Conversion Ratio shall mean the quotient (rounded to the nearest 1/100,000) obtained by dividing $30.00 by the Western Resources Index Price, (ii) is greater than $55.03 but less than or equal to $58.46, the Conversion Ratio shall mean the quotient (rounded to the nearest 1/100,000) obtained by dividing $26.25 by the Western Resources Index Price, (iii) is greater than $52.41 but less


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


than or equal to $55.03, the Conversion Ratio shall be fixed at 0.477, (iv) is greater than $50.00 but less than or equal to $52.41, the Conversion Ratio shall mean the quotient (rounded to the nearest 1/100,000) determined by dividing $25.00 by the Western Resources Index Price, (v) is greater than $47.00 but less than or equal to $50.00, the Conversion Ratio shall be fixed at 0.500, (vi) is greater than $35.01 but less than or equal to $38.27, the Conversion Ratio shall be fixed at 0.614, (vii) is greater than $29.78 but less than or equal to $35.01, the Conversion Ratio shall mean the quotient (rounded to the nearest 1/100,000 obtained by dividing $21.50 by the Western Resources Index Price or
(viii) is less than or equal to $29.78, the Conversion Ratio shall be fixed at
0.722. The term "Western Resources Index Price" means the aggregate of the average of the high and low sales prices of Western Resources Common Stock (as reported on the New York Stock Exchange (the "NYSE") Composite Transactions reporting system as published in The Wall Street Journal or, if not published therein, in another authoritative source) on each of the twenty consecutive NYSE trading days ending the tenth NYSE trading day immediately preceding the KGE Effective Time, divided by 20. Notwithstanding the foregoing, no certificates or scrip representing fractional shares of Western Resources Common Stock shall be contributed to KGE in the Stock Contribution.

         Section 1.7 CERTAIN TAXES. Each of New KC (after the KGE Merger) and Western Resources shall pay one half of the total of (i) all transfer, stamp, sales or use Taxes (as defined in Section 6.9) and any filing, recording, regulatory or similar fees or assessments payable or determined to be payable in connection with the execution, delivery or performance of this Agreement or the transactions contemplated hereby and (ii) all costs and expenses incurred by Western Resources or KGE arising out of or relating to obtaining any third party consents and approvals in connection with the Asset Contribution and the KGE Merger.


                                   ARTICLE II

                       MERGER OF KCPL WITH AND INTO NEW KC

         Section 2.1 THE KCPL MERGER. Upon the terms and subject to the conditions of this Agreement, at the KCPL Effective Time (as defined in Section 2.3), KCPL shall be merged with and into New KC in accordance with the laws of the States of Missouri and Kansas. New KC shall be the surviving corporation in the KCPL Merger and shall continue its corporate existence under the laws of the State of Kansas. The effects and the consequences of the KCPL Merger shall be as set forth in Section 2.2.

         Section 2.2 EFFECTS OF THE KCPL MERGER. At the KCPL Effective Time, (i) the Articles of Incorporation of New KC, as in effect immediately prior to the KCPL Effective Time, shall be the articles of incorporation of New KC (the "New KC Articles") until thereafter amended as provided by law and the New KC Articles, and (ii) the by-laws of New KC, as in effect immediately prior to the KCPL Effective Time, shall be the by-laws


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



of New KC (the "New KC By-Laws") until thereafter amended as provided by law, the New KC Articles, and such by-laws. Subject to the foregoing, the additional effects of the KCPL Merger shall be as provided in the applicable provisions of the General and Business Corporation Law of Missouri (the "MGBCL") and the General Corporation Code of the State of Kansas (the "KGCC").

         Section 2.3 EFFECTIVE TIME OF THE KCPL MERGER. On the Closing Date, a certificate of merger shall be executed and filed by New KC and KCPL with the Secretary of State of the State of Kansas pursuant to the KGCC and articles of merger shall be executed and filed with the Secretary of State of the State of Missouri pursuant to the MGBCL. The KCPL Merger shall become effective upon the certification by the Secretary of State of the State of Kansas that the certificate of merger relating to the KCPL Merger has been duly filed (the "KCPL Effective Time").

         Section 2.4 EFFECT OF THE KCPL MERGER ON KCPL AND NEW KC CAPITAL STOCK.

         (a) CAPITAL STOCK OF KCPL. As of the KCPL Effective Time, by virtue of the KCPL Merger and upon surrender by any holder of shares of KCPL Common Stock of such shares, subject to Section 2.4(b) and Section 2.4(d), each issued and outstanding share of KCPL Common Stock (other than shares of KCPL Common Stock beneficially owned by KCPL either directly or through a wholly owned Subsidiary and shares of KCPL Common Stock ("Dissenting Shares") that are owned by shareholders ("Dissenting Shareholders") exercising appraisal rights pursuant to
Section 351.455 of the MGBCL), shall represent one fully paid and nonassessable share of Series A Common Stock, without par value, of New KC ("New KC Series A Common Stock"). As of the KCPL Effective Time, by virtue of the KCPL Merger and without any action on the part of Western Resources, each share of New KC Series A Common Stock previously owned by Western Resources shall be cancelled.

         (b) CANCELLATION OF CERTAIN KCPL COMMON STOCK AND NEW KC COMMON STOCK. As of the KCPL Effective Time, by virtue of the KCPL Merger and without any action on the part of any holder of any capital stock of KCPL or New KC, any shares of KCPL Common Stock or New KC Common Stock that are owned by KCPL as treasury stock or otherwise or by New KC or by any wholly owned Subsidiary of New KC or KCPL shall be canceled and retired and shall cease to exist and no stock of New KC or other consideration shall be issued or delivered in exchange therefor.

         (c) REDEMPTION OF KCPL PREFERRED STOCK. Prior to the KCPL Effective Time, the Board of Directors of KCPL shall call for redemption all outstanding shares of KCPL Preferred Stock (as defined in Section 6.3) at a redemption price equal to the amount set forth in the Restated Articles of Consolidation of KCPL, together with all dividends accrued and unpaid to the date of such redemption and take all other required actions so that all shares of KCPL Preferred Stock shall be redeemed and no such shares shall be deemed to be outstanding at the KCPL Effective Time or entitled to vote on the approval of this Agreement and the transactions contemplated hereby.


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         (d) DISSENTERS' RIGHTS. No Dissenting Shareholder shall be entitled to shares of New KC Series A Common Stock or cash in lieu of fractional shares thereof or any distributions pursuant to this Article II or Section 4.1 unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the KCPL Merger under the MGBCL, and any Dissenting Shareholder shall be entitled to receive only the payment provided by Section 351.455 of the MGBCL with respect to shares of KCPL Common Stock owned by such Dissenting Shareholder. If any Person who otherwise would be deemed a Dissenting Shareholder shall have failed to perfect properly or shall have effectively withdrawn or lost the right to dissent with respect to any shares of KCPL Common Stock, such shares of KCPL Common Stock shall thereupon be treated as though such shares of KCPL Common Stock had been converted into shares of New KC Series A Common Stock pursuant to
Section 2.4(a) hereof, and, to the extent such failure, withdrawal or loss occurs subsequent to the Closing Date, Western Resources and New KC shall issue shares of Western Resources Common Stock and New KC Series A Common Stock in accordance with Sections 1.6 and 2.4(a), respectively, of this Agreement. KCPL shall give Western Resources and New KC (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by KCPL relating to shareholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the MGBCL. KCPL shall not, except with the prior written consent of Western Resources and New KC, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         Section 2.5 DEBT OF NEW KC. Immediately after the KCPL Effective Time but prior to the KGE Effective Time (as defined in Section 3.3), New KC shall cause KLT, Inc., a wholly owned subsidiary of New KC as a result of the KCPL Merger ("KLT"), to assume any indebtedness for borrowed money of New KC in excess of $800 million aggregate principal amount (including preferred stock).

         Section 2.6 NAME OF NEW KC. Prior to the KCPL Effective Time, Western Resources and KCPL shall agree as to a new name for New KC and shall take all actions necessary to change its name.


                                   ARTICLE III

                       MERGER OF KGE WITH AND INTO NEW KC

         Section 3.1 THE KGE MERGER. Upon the terms and subject to the conditions of this Agreement, at the KGE Effective Time, KGE shall be merged with and into New KC in accordance with the laws of the State of Kansas. New KC shall be the surviving corporation in the KGE Merger and shall continue its corporate existence under the laws of the State of Kansas. New KC after the KGE Effective Time is sometimes referred to herein


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


as the "Surviving Corporation." The effects and the consequences of the KGE Merger shall be as set forth in Section 3.2.

         Section 3.2 EFFECTS OF THE KGE MERGER.

         (a) NEW KC ARTICLES AND BY-LAWS. At the KGE Effective Time, (i) the articles of incorporation of New KC, as in effect immediately prior to the KGE Effective Time, shall be the articles of incorporation of the Surviving Corporation, until thereafter amended as provided by law and the New KC Articles, and (ii) the by-laws of New KC as in effect immediately prior to the KGE Effective Time, shall be the by-laws of the Surviving Corporation, until thereafter amended as provided by law, the New KC Articles, and such by-laws. Subject to the foregoing, the additional effects of the KGE Merger shall be as provided in the applicable provisions of the KGCC.

         (b) DISSENTERS' RIGHTS. Western Resources shall not exercise dissenters' rights under the KGCC with respect to the KGE Merger.

         Section 3.3 EFFECTIVE TIME OF THE KGE MERGER. On the Closing Date, a certificate of merger shall be executed and filed by New KC and KGE with the Secretary of State of the State of Kansas pursuant to the KGCC. The KGE Merger shall become effective upon the certification by the Secretary of State of the State of Kansas that the certificate of merger relating to the KGE Merger has been duly filed (the "KGE Effective Time"), provided, that, the KGE Effective Time shall occur after the KCPL Effective Time.

         Section 3.4 EFFECT OF THE KGE MERGER ON KGE CAPITAL STOCK. As of the KGE Effective Time, by virtue of the KGE Merger and without any action on the part of Western Resources all of the issued and outstanding shares of Common Stock, without par value, of KGE ("KGE Common Stock"), shall be converted into and become such number of shares of Series B Common Stock, without par value, of New KC ("New KC Series B Common Stock"), representing, assuming there are no Dissenting Shares, 80.1% of the fully diluted outstanding shares of New KC. Immediately after consummation of the KCPL Merger and the KGE Merger, assuming there are no Dissenting Shares, the outstanding shares of New KC Series A Common Stock to be issued pursuant to Section 2.4(a) shall constitute 19.9% of the fully diluted outstanding shares of New KC.

         Section 3.5 EFFECT OF THE KGE MERGER ON CERTAIN WESTERN RESOURCES COMMON STOCK. As of the KGE Effective Time, by virtue of the KGE Merger the Western Resources Common Stock contributed to KGE pursuant to Section 1.6 hereof shall become fully paid and nonassessable.


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                                   ARTICLE IV

                             ADDITIONAL TRANSACTIONS

         Section 4.1 DISTRIBUTION OF WESTERN RESOURCES COMMON STOCK. Immediately after the KGE Effective Time, New KC shall, in connection with the KGE Merger, distribute to holders of New KC Series A Common Stock the Western Resources Common Stock contributed to KGE pursuant to the Stock Contribution to each holder of New KC Series A Common Stock (including any shares of Western Resources Common Stock issued pursuant to Section 2.4(d), the "Western Resources Stock Distribution"). Each share of New KC Series A Common Stock shall be entitled to receive a distribution of that number of shares of Western Resources Common Stock equal to the product of (a) the number of shares of Western Resources Common Stock contributed to KGE pursuant to the Stock Contribution times (b) a quotient, the numerator of which is 1 and the denominator of which is the total number of shares of New KC Series A Common Stock issued and outstanding immediately after the KCPL Effective Time. The number of shares of New KC Series A Common Stock and the number of shares of Western Resources Common Stock, respectively, to be issued in the KCPL Merger to holders of KCPL Common Stock and distributed in the Western Resources Stock Distribution to holders (other than Western Resources) of New KC Series A Common Stock are together sometimes referred to herein as the "Aggregate Consideration." Notwithstanding the foregoing, no certificates or scrip representing fractional shares of Western Resources Common Stock shall be distributed pursuant to this
Section 4.1. A holder of New KC Series A Common Stock who would otherwise have been entitled to a fractional share of Western Resources Common Stock shall be entitled to receive a cash payment in lieu of such fractional share in an amount equal to the product of such fraction multiplied by the Western Resources Index Price, without any interest thereon.

         Section 4.2 DISTRIBUTION OF KLT CAPITAL STOCK TO WESTERN RESOURCES. Immediately after the KGE Effective Time, New KC shall distribute to Western Resources all of the outstanding shares of capital stock of KLT (the "KLT Stock Distribution").

         Section 4.3 CONVERSION OF NEW KC SERIES B COMMON STOCK OWNED BY WESTERN RESOURCES. Immediately after the Western Resources Stock Distribution, without any action on the part of Western Resources, each share of New KC Series B Common Stock owned by Western Resources shall automatically represent one fully paid and nonassessable share of New KC Series A Common Stock (the "Series B Conversion").


                                    ARTICLE V

                                   THE CLOSING

         Section 5.1 CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New


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York, New York 10004 at 10:00 A.M., local time, on the tenth NYSE trading day immediately following the date on which the last of the conditions set forth in
Article X hereof is fulfilled or has been waived or at such other time, date and place as Western Resources and KCPL shall mutually agree (the "Closing Date").


                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF KCPL

         KCPL makes the following representations and warranties to Western Resources, KGE and New KC:

         Section 6.1 ORGANIZATION AND QUALIFICATION. KCPL and each of the KCPL Subsidiaries (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a KCPL Material Adverse Effect (as defined in Section 6.6). As used in this Agreement, the term "Subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which at least a majority of the voting power represented by the outstanding capital stock or other voting securities or interests having voting power under ordinary circumstances to elect a majority of the directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person. The term "KCPL Subsidiary" shall mean a Subsidiary of KCPL in which KCPL's equity investment exceeds $25 million.

         Section 6.2 SUBSIDIARIES. Section 6.2 of the schedule delivered by KCPL to Western Resources on the date hereof (the "KCPL Disclosure Schedule") sets forth a list as of the date hereof of all the KCPL Subsidiaries. Neither KCPL nor any of the KCPL Subsidiaries is a "holding company," a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), respectively, and none of the KCPL Subsidiaries is a "public utility company" within the meaning of Section 2(a)(5) of the 1935 Act. Except as set forth in Section 6.2 of the KCPL Disclosure Schedule all of the issued and outstanding shares of capital stock of each KCPL Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by KCPL free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings,


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restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such KCPL Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

         Section 6.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of KCPL consists of 150,000,000 shares of KCPL Common Stock, without par value, 401,157 shares of Cumulative Preferred Stock, par value $100.00 per share ("KCPL Cumulative Preferred"), 1,572,000 shares of Cumulative No Par Preferred Stock, without par value ("KCPL No Par Preferred"), and 11,000,000 shares of Preference Stock, without par value ("KCPL Preference Stock") (KCPL Cumulative Preferred, KCPL No Par Preferred and KCPL Preference Stock hereinafter collectively referred to as the "KCPL Preferred Stock"). At the close of business on March 17, 1998, (i) 61,908,726 shares of KCPL Common Stock were issued, not more than 10,000,000 shares of KCPL Common Stock were reserved for issuance pursuant to KCPL's Long Term Incentive Plan and Employee Savings Plus Plan (401(k) Plan) and Dividend Reinvestment Plan (such Plans, collectively, the "KCPL Stock Plans"), (ii) 35,811 shares of KCPL Common Stock were held by KCPL in its treasury or by its wholly owned Subsidiaries, (iii) 399,557 shares of KCPL Cumulative Preferred were issued and of such issued shares, 8,934 were held by KCPL in its treasury or by its wholly owned Subsidiaries, (iv) 500,000 shares of KCPL No Par Preferred were outstanding and none were held by KCPL or its Subsidiaries in its treasury, (v) no shares of KCPL Preference Stock were outstanding, (vi) $150,000,000 of Company-Obligated Mandatorily Redeemable Preferred Securities of a subsidiary trust holding solely KCPL Subordinated Debentures, and (vii) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt"), were issued or outstanding. All outstanding shares of KCPL Common Stock and KCPL Preferred Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. As of the date hereof, except as set forth in
Section 6.3 of the KCPL Disclosure Schedule or pursuant to this Agreement and the KCPL Stock Plans, there are no options, warrants, calls, rights, commitments or agreements of any character to which KCPL or any Subsidiary of KCPL is a party or by which any of them are bound obligating KCPL or any Subsidiary of KCPL to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt securities of KCPL or any Subsidiary of KCPL or obligating KCPL or any Subsidiary of KCPL to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 6.3 of the KCPL Disclosure Schedule, or other than in connection with the KCPL Stock Plans, after the KGE Effective Time, there will be no option, warrant, call, right, commitment or agreement obligating KCPL or any Subsidiary of KCPL to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of KCPL or any Subsidiary of KCPL or obligating KCPL or any Subsidiary of KCPL to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         Section 6.4 AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

         (a) AUTHORITY. KCPL has all requisite power and authority to enter into this Agreement and, subject to the receipt of the applicable KCPL Shareholders' Approval (as defined in Section 6.13) and the applicable KCPL Required Statutory Approvals (as defined in Section 6.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by KCPL of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of KCPL, subject to obtaining the applicable KCPL Shareholders' Approval. This Agreement has been duly and validly executed and delivered by KCPL and, assuming the due authorization, execution and delivery hereof by Western Resources and KGE, constitutes the valid and binding obligation of KCPL enforceable against it in accordance with the terms of this Agreement.

         (b) NON-CONTRAVENTION. Except as set forth in Section 6.4(b) of the KCPL Disclosure Schedule, the execution and delivery of this Agreement by KCPL does not, and the consummation of the transactions contemplated hereby will not, in any respect, violate, conflict with or result in a material breach of any provision of, or constitute a material default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the properties or assets of KCPL or any of the KCPL Subsidiaries (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, loss or creation, is referred to herein as a "Violation" with respect to KCPL and such term when used in Article VII having a correlative meaning with respect to Western Resources and KGE) pursuant to any provisions of (i) the Restated Articles of Consolidation, by-laws or similar governing documents of KCPL or any of the KCPL Subsidiaries, (ii) subject to obtaining the KCPL Required Statutory Approvals and the receipt of the KCPL Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority (as defined in Section 6.4(c)) applicable to KCPL or any of the KCPL Subsidiaries or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 6.4(b) of the KCPL Disclosure Schedule (the "KCPL Required Consents"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which KCPL or any of the KCPL Subsidiaries is a party or by which it or any of its properties or assets may be bound or affected, except in the case of clause (ii) or (iii) for any such Violation which would not have a KCPL Material Adverse Effect.

         (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority

(each, a "Governmental Authority") is necessary for the execution and delivery of this Agreement by KCPL or the consummation by KCPL of the transactions contemplated hereby except as described in Section 6.4(c) of the KCPL Disclosure Schedule or the failure of which to obtain would not result in a KCPL Material Adverse Effect (the "KCPL Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such KCPL Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

         (d) COMPLIANCE. Except as set forth in Section 6.7, Section 6.10, or
Section 6.11 of the KCPL Disclosure Schedule, or as disclosed in the KCPL SEC Reports (as defined in Section 6.5) filed prior to the date hereof, neither KCPL nor any of the KCPL Subsidiaries is in violation of, is, to the knowledge of KCPL, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for possible violations which individually or in the aggregate would not have a KCPL Material Adverse Effect. Except as set forth in Sections 6.7, 6.10 and 6.11 of the KCPL Disclosure Schedule or as disclosed in the KCPL SEC Reports filed prior to the date hereof, KCPL and the KCPL Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of KCPL and the KCPL Subsidiaries. Neither KCPL nor any of the KCPL Subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by KCPL or any KCPL Subsidiary under (i) its articles of incorporation or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which KCPL or any KCPL Subsidiary is bound or to which any of its property is subject, except for possible violations, breaches or defaults which individually or in the aggregate would not have a KCPL Material Adverse Effect.

         Section 6.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by KCPL and the KCPL Subsidiaries since January 1, 1994 under the Securities Act of 1933, as amended (the "Securities Act"); the Securities Exchange Act of 1934, as amended (the "Exchange Act"); the 1935 Act; the Federal Power Act (the "Power Act"); the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act") and applicable state public utility laws and regulations have been filed with the Securities and Exchange Commission (the "SEC"), the Federal Energy Regulatory Commission (the "FERC"), the Nuclear Regulatory Commission ("NRC") or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder, except for such filings the failure of which to have been made or to so comply would not result in a KCPL Material Adverse Effect. "KCPL SEC Reports" shall mean each report, schedule, registration statement and definitive proxy statement filed with the SEC by KCPL pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1994 (as such documents have since the time of their filing been amended). As of their respective dates, the KCPL SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of KCPL included in the KCPL SEC Reports (collectively, the "KCPL Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of KCPL as of the dates thereof and the results of its operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Restated Articles of Consolidation and by-laws of KCPL, as in effect on the date hereof, are included (or incorporated by reference) in the KCPL SEC Reports.

         Section 6.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Section 6.6 of the KCPL Disclosure Schedule and in the KCPL SEC Reports filed prior to the date hereof, since December 31, 1996, KCPL and each of the KCPL Subsidiaries have conducted their business only in the ordinary course of business consistent with past practice (except that the operations of KLT and KCPL's marketing business have been conducted in the ordinary course of business consistent with the KCPL Business Plan (as defined in Section 8.1)) and there has not been any KCPL Material Adverse Effect. For purposes of this Agreement, a "KCPL Material Adverse Effect" shall mean the existence of any fact or condition which has or is reasonably likely to have a material adverse effect on the business, assets, financial condition, results of operations or prospects of KCPL and the KCPL Subsidiaries taken as a whole.

         Section 6.7 LITIGATION. Except as disclosed in the KCPL SEC Reports filed prior to the date hereof or as set forth in Sections 6.7, 6.9, 6.10 or
6.11 of the KCPL Disclosure Schedule, (a) there are no claims, suits, actions or proceedings by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, pending or, to the knowledge of KCPL, threatened, nor are there, to the knowledge of KCPL, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting KCPL or any of the KCPL Subsidiaries which would have a KCPL Material Adverse Effect, (b) there have not been any significant developments since December 31, 1996 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews that would have a KCPL Material Adverse Effect and (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to KCPL or any of the KCPL Subsidiaries, except for such that would not have a KCPL Material Adverse Effect.

         Section 6.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of KCPL for inclusion or incorporation by reference in (a) the registration statement on Form S-4 or any post-effective amendment to a registration statement on Form S-4 to be filed with the SEC by Western Resources and New KC in connection with the issuance of shares of Western Resources Common Stock and New KC Common Stock (as defined in
Section 7.3) pursuant to the transactions contemplated hereby (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the joint proxy statement, in definitive form, relating to the meetings of KCPL and Western Resources shareholders to be held in connection with the KCPL Merger and KGE Merger and the transactions related thereto (the "Proxy Statement") will, at the dates mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the KCPL Merger and KGE Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

         Section 6.9 TAX MATTERS. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes. "Tax Return," as used in this Agreement, means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes KCPL or any KCPL Subsidiary or Western Resources, KGE or any Western Resources Subsidiary, as the case may be.

         Except as set forth in Section 6.9 of the KCPL Disclosure Schedule and except as would not result in a KCPL Material Adverse Effect:

         (a) FILING OF TIMELY TAX RETURNS. KCPL and each of the KCPL Subsidiaries have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

         (b) PAYMENT OF TAXES. KCPL and each of the KCPL Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable, except for those contested in good faith and for which adequate reserves have been taken.

         (c) TAX RESERVES. KCPL and each of the KCPL Subsidiaries have established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

         (d) TAX LIENS. There are no Tax liens upon the assets of KCPL or any of the KCPL Subsidiaries except liens for Taxes not yet due.

         (e) WITHHOLDING TAXES. KCPL and each of the KCPL Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required.

         (f) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of KCPL or any of the KCPL Subsidiaries.

         (g) TAX RULINGS. Neither KCPL nor any of the KCPL Subsidiaries has received a Tax Ruling (as defined below) or entered into a Closing Agreement (as defined below) with any taxing authority. "Tax Ruling," as used in this Agreement, shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

         (h) TAX SHARING AGREEMENTS. Except as between affiliates of KCPL as set forth in Sections 6.1 and 6.2 of the KCPL Disclosure Schedule, neither KCPL nor any KCPL Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

         (i) CODE SECTION 280G. Except for the KCPL Benefit Plans, neither KCPL, nor any of the KCPL Subsidiaries is a party to any agreement, contract or arrangement that could result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or any amount that would be non-deductible pursuant to Section 162(m) of the Code.

         (j) LIABILITY FOR OTHERS. Neither KCPL nor any of the KCPL Subsidiaries has any liability for Taxes of any person other than KCPL and the KCPL Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) by contract, or (iii) otherwise.

         (k) SECTION 341(F). Neither KCPL nor any of the KCPL Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
    (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by KCPL or any of the KCPL Subsidiaries.

         Section 6.10 EMPLOYEE MATTERS; ERISA. Except as set forth in Section
6.10 of the KCPL Disclosure Schedule:

         (a) BENEFIT PLANS. As of the date hereof, Section 6.10(a) of the KCPL Disclosure Schedule contains a true and complete list of each written or oral material employee benefit plan, policy or agreement covering employees, former employees or directors of KCPL and each of the KCPL Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any severance or change in control agreement (collectively, the "KCPL Benefit Plans"). Since January 1, 1996, there have been no new plans adopted nor changes, additions or modification to any existing plan.

         (b) CONTRIBUTIONS. All material contributions and other payments required to be made by KCPL or any of the KCPL Subsidiaries to any KCPL Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the KCPL Financial Statements.

         (c) QUALIFICATION; COMPLIANCE. Each of the KCPL Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and, to the knowledge of KCPL, no circumstances exist that are reasonably expected by KCPL to result in the revocation of any such determination. KCPL is in compliance in all material respects with, and each of the KCPL Benefit Plans is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each KCPL Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits. No prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available with respect to any KCPL Benefit Plan, and which could give rise to liability on the part of KCPL, any KCPL Benefit Plan, or any fiduciary, party in interest or disqualified person with respect thereto that would be material to KCPL or would be material to KCPL if it were KCPL's liability.

         (d) LIABILITIES. With respect to the KCPL Benefit Plans, individually and in the aggregate, no event has occurred, and, to the knowledge of KCPL, there does not now exist any condition or set of circumstances, that could subject KCPL or any of the KCPL Subsidiaries to any material liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which KCPL or any of the KCPL Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

         (e) WELFARE PLANS. None of the KCPL Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provide for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service, other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA.

         (f) PAYMENTS RESULTING FROM THE KCPL MERGER OR KGE MERGER. The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events, including, without limitation, the termination of employment of any officers, directors, employees or agents of KCPL or any of the KCPL Subsidiaries) result in any (i) payment (whether of severance pay or otherwise) becoming due from KCPL or any of the KCPL Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any KCPL Benefit Plan becoming accelerated, vested or payable.

         (g) LABOR AGREEMENTS. As of the date hereof, neither KCPL nor any of the KCPL Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization. To the knowledge of KCPL, as of the date hereof, there is no current union representation question involving employees of KCPL or any of the KCPL Subsidiaries, nor does KCPL know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the KCPL SEC Reports filed prior to the date hereof or except to the extent such would not have a KCPL Material Adverse Effect, (i) there is no unfair labor practice, employment discrimination or other material complaint against KCPL, or any of the KCPL Subsidiaries pending, or to the knowledge of KCPL, threatened,
(ii) there is no strike, lockout or material dispute, slowdown or work stoppage pending or, to the knowledge of KCPL, threatened against or involving KCPL, and
(iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of KCPL, threatened in respect of which any director, officer, employee or agent of KCPL or any of the KCPL Subsidiaries is or may be entitled to claim indemnification from KCPL, or such KCPL Subsidiary pursuant to their respective articles of incorporation or by-laws or as provided in any indemnification agreements between such persons and KCPL or any KCPL Subsidiary.

              Section 6.11  ENVIRONMENTAL PROTECTION.

         (a) Except as set forth in Section 6.11 of the KCPL Disclosure Schedule or in the KCPL SEC Reports filed prior to the date hereof:

         (i) COMPLIANCE. KCPL and each of the KCPL Subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 6.11(b)(ii)) and neither KCPL nor any of the KCPL Subsidiaries has received any communication (written or oral), from any person or Governmental Authority that alleges that KCPL or any of the KCPL Subsidiaries is not in such compliance with applicable Environmental Laws except in each foregoing case where the failure to so comply would not have a KCPL Material Adverse Effect. To the knowledge of KCPL, compliance with all applicable Environmental Laws, will not require KCPL or any KCPL Subsidiary to incur costs that will be reasonably likely to result in a KCPL Material Adverse Effect.

         (ii) ENVIRONMENTAL PERMITS. KCPL and each of the KCPL Subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations except where the failure to so obtain would not have a KCPL Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and KCPL and each of the KCPL Subsidiaries is in material compliance with all terms and conditions of the Environmental Permits.

         (iii) ENVIRONMENTAL CLAIMS. There is no Environmental Claim (as defined in Section 6.11(b)(i)) which would have a KCPL Material Adverse Effect pending (A) against KCPL or any of the KCPL Subsidiaries, (B) to the knowledge of KCPL, against any person or entity whose liability for any Environmental Claim KCPL or any of the KCPL Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which KCPL or any of the KCPL Subsidiaries owns, leases or manages, in whole or in part.

         (iv) RELEASES. KCPL has no knowledge of any Releases (as defined in Section 6.11(b)(iv)) of any Hazardous Material (as defined in Section 6.11(b)(iii)) that would be reasonably likely to form the basis of any Environmental Claim against KCPL or any of the KCPL Subsidiaries or against any person or entity whose liability for any Environmental Claim KCPL or any of the KCPL Subsidiaries has or may have retained or assumed either contractually or by operation of law except for any Environmental Claim which would not have a KCPL Material Adverse Effect.

         (v) PREDECESSORS. KCPL has no knowledge, with respect to any predecessor of KCPL or any of the KCPL Subsidiaries of any Environmental Claim which would have a KCPL Material Adverse Effect pending or threatened, or of any Release of

     Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim which would have a KCPL Material Adverse Effect.

         (b) DEFINITIONS. As used in this Agreement:

         (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release into the environment of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by KCPL or any of the KCPL Subsidiaries (for purposes of this Section 6.11) or by Western Resources, KGE or any of the Western Resources Subsidiaries (for purposes of Section 7.11); or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

         (ii) "Environmental Laws" means all federal, state and local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         (iii) "Hazardous Materials" means (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which KCPL or any of the KCPL Subsidiaries operates (for purposes of this Section 6.11) or in which Western Resources, KGE or any of the Western Resources Subsidiaries operates (for purposes of Section 7.11).

         (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

         Section 6.12 REGULATION AS A UTILITY. KCPL is regulated as a public utility in the States of Kansas and Missouri and in no other state. Except as set forth in Section 6.12 of the KCPL Disclosure Schedule, neither KCPL nor any "subsidiary company" or "affiliate" (as each such term is defined in the 1935
Act) of KCPL is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

         Section 6.13 VOTE REQUIRED. Provided that the KCPL Preferred Stock has been redeemed pursuant to Section 2.4(c), the affirmative vote of two-thirds of the shares of KCPL Common Stock outstanding on the record date for the meeting at which such vote is taken is the only vote of the holders of any class or series of the capital stock of KCPL or any of its Subsidiaries that is required to approve this Agreement, the KCPL Merger, and (except for the KGE Merger, the Asset Contribution and the Stock Contribution) the other transactions contemplated hereby ("KCPL Shareholders' Approval").

         Section 6.14 ARTICLE TWELFTH OF KCPL'S RESTATED ARTICLES OF CONSOLIDATION. The provisions of Article Twelfth of KCPL's Restated Articles of Consolidation will not, prior to the termination of this Agreement, assuming the accuracy of the representation contained in Section 7.17 (without giving effect to the knowledge qualification thereof), apply to this Agreement, the Asset Contribution, the Stock Contribution, the KCPL Merger, the KGE Merger or to the other transactions contemplated hereby.

         Section 6.15 OPINION OF FINANCIAL ADVISOR. KCPL has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), dated as of the date hereof, to the effect that, as of the date thereof, the consideration to be received by the holders of KCPL Common Stock (other than Western Resources and its Affiliates (as defined in Section 6.17)) in the KCPL Merger and the Western Resources Stock Distribution, taken as a whole, is fair to such holders from a financial point of view to the holders of KCPL Common Stock.

         Section 6.16 INSURANCE. KCPL and each of the KCPL Subsidiaries is, and has been continuously since January 1, 1994, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by KCPL and the KCPL Subsidiaries during such time period. Except as set forth in Section 6.16 of the KCPL Disclosure Schedule, neither KCPL nor any of the KCPL Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of KCPL or any of the KCPL Subsidiaries. The insurance policies of KCPL and each of the KCPL Subsidiaries are valid and enforceable policies in all material respects.

         Section 6.17 KCPL NOT A RELATED PERSON. As of the date hereof, none of KCPL or, to KCPL's reasonable knowledge, any of its Affiliates (as defined below), is an "Interested Shareholder" as such term is defined in Article XI of the Restated Articles of Incorporation of Western Resources (the "Western Resources Articles"). As used in this Agreement, the term "Affiliate," except where otherwise defined herein, shall mean, as to any person, any other person which directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "Control" (including, with its correlative meanings, "Controlled By" and "Under Common Control With") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

         Section 6.18 TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Sections 351.407 and 351.459 of the MGBCL or Article Twelfth of KCPL's Restated Articles of Consolidation) is, or at the KCPL Effective Time or the KGE Effective Time will be, applicable to KCPL, Western Resources, KGE, New KC, the KCPL Common Stock, the Asset Contribution, the Stock Contribution, the KCPL Merger, the KGE Merger or the other transactions contemplated by this Agreement.

         Section 6.19 TERMINATION OF UTILICORP AGREEMENT. KCPL (i) has taken all corporate action necessary to terminate the UtiliCorp Agreement pursuant to the provisions of Section 9.1(d) thereof and except for provisions which survived the termination thereof, including the payment of any fees due to UtiliCorp thereunder, (ii) has no further obligation under the UtiliCorp Agreement or any other agreements executed in connection with any proposed transaction involving KCPL and UtiliCorp, other than continuing obligations under the Confidentiality Agreement, dated as of November 28, 1995 (the "UtiliCorp Confidentiality Agreement"), between KCPL and UtiliCorp. The aggregate amount of all fees and expenses paid or payable by KCPL to UtiliCorp as a result of such termination, whether pursuant to Section 9.2 of the UtiliCorp Agreement or otherwise, shall not exceed $58 million. At all times KCPL has fully complied in all respects with each of its obligations under the UtiliCorp Agreement, including without limitation Sections 7.11 and 9.1 thereof. Until the KGE Effective Time, Western Resources shall not be bound by or subject to, in any respect, directly or indirectly, any agreement between KCPL and UtiliCorp, including without limitation the UtiliCorp Agreement and the UtiliCorp Confidentiality Agreement.

                                   ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES OF
                        WESTERN RESOURCES, KGE AND NEW KC

         Each of Western Resources, KGE and New KC makes the following representations and warranties to KCPL:

         Section 7.1 ORGANIZATION AND QUALIFICATION. Each of Western Resources, KGE and New KC and each of the Western Resources Subsidiaries (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and except for New KC which has not engaged in any business or activity other than as contemplated by this Agreement to effect the transactions contemplated hereby, each has all requisite power and authority, and has been duly authorized by all necessary approvals and orders to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a Western Resources Material Adverse Effect (as defined in Section 7.6). As used in this Agreement, the term "Western Resources Subsidiary" shall mean a Subsidiary of Western Resources in which Western Resources' equity investment exceeds $25 million.

         Section 7.2 SUBSIDIARIES. Section 7.2 of the schedule delivered by Western Resources to KCPL on the date hereof (the "Western Resources Disclosure Schedule") sets forth a list as of the date hereof of all the Western Resources Subsidiaries. KGE is a Western Resources Subsidiary. Except as set forth in
Section 7.2 of the Western Resources Disclosure Schedule, all of the issued and outstanding shares of capital stock of each Western Resources Subsidiary and New KC are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by Western Resources free and clear of any liens, claims, encumbrances, security interests, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Western Resources Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

         Section 7.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of Western Resources consists of (i) 85,000,000 shares of Western Resources Common Stock, par value $5.00 per share, (ii) 600,000 shares of Preferred Stock par value $100.00 per share (the "Western Resources $100 Preferred" and 6,000,000 shares of Preferred Stock without par value (the "Western Resources No-Par Preferred"), and (iii) 4,000,000 shares of

Preference Stock, without par value (the "Western Resources Preference Stock" and, together with the Western Resources $100 Preferred and the Western Resources No-Par Preferred, the "Western Resources Preferred Stock"). At the close of business on March 17, 1998, (i) 64,773,828 shares of Western
Resources Common Stock were issued and outstanding, (ii) no shares of Western Resources Common Stock were held by Western Resources in its treasury or by its wholly owned Subsidiaries, (iii) 138,576 shares of 4 1/2% Series Preferred Stock, par value $100 per share (the "4 1/2% Western Resources $100 Preferred"), 60,000 shares of 4 1/4% Series Preferred Stock, par value $100 per share (the "4 1/4% Western Resources $100 Preferred"), 50,000 shares of 5% Series Preferred Stock, par value $100 per share (the "5% Western Resources $100 Preferred"), and no shares of Western Resources No-Par Preferred Stock were issued and outstanding, and of such issued shares, none were held by Western Resources in its treasury or by its wholly owned Subsidiaries, (iv) 500,000 shares of 7.58% Series Preference Stock were issued and outstanding, and of such issued shares, none were held by Western Resources in its treasury or by its wholly owned Subsidiaries, (v) $220,000,000 of Company-Obligated Manditorily Redeemable Preferred Securities of a subsidiary trust holding solely Western Resources Subordinated Debentures and (vi) no Voting Debt was issued or outstanding. As of the date hereof, the authorized capital stock of KGE consists of 1,000 shares of KGE Common Stock. As of the date hereof, 1,000 shares of KGE Common Stock were issued or outstanding, all of which were owned by Western Resources. As of the date hereof, the authorized capital stock of New KC consists of 500,000,000 shares of New KC Series A Common Stock, 300,000,000 shares of New KC Series B Common Stock, in each case without par value (collectively, the "New KC Common Stock"), and 50,000,000 shares of Preferred Stock, without par value. As of the date hereof and immediately prior to the KCPL Effective Time, 100 shares of New KC Series A Common Stock were issued and outstanding, all of which were owned by Western Resources. All outstanding shares of Western Resources Common Stock, New KC Common Stock, Western Resources Preferred Stock and KGE Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights and at the Closing, upon consummation of the KGE Merger and the KCPL Merger, all outstanding shares of New KC Common Stock and the Western Resources Common Stock to be included in the Western Resources Stock Distribution will be validly issued, fully paid and nonassessable and not subject to any preemptive rights. As of the date hereof, except as disclosed in the Western Resources SEC Reports filed prior to the date hereof or as set forth in Section 7.3 of the Western Resources Disclosure Schedule or pursuant to this Agreement and the Western Resources Benefit Plans, there are no options, warrants, calls, rights, commitments or agreements of any character to which Western Resources, KGE, New KC or any Subsidiary of Western Resources or KGE is a party or by which any of them are bound obligating Western Resources, KGE, New KC or any Subsidiary of Western Resources or KGE to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt securities of Western Resources, KGE, New KC or any Subsidiary of Western Resources or KGE or obligating Western Resources, KGE, New KC or any Subsidiary of Western Resources or KGE to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         Section 7.4 AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

         (a) AUTHORITY. Each of Western Resources, New KC and KGE has all requisite power and authority to enter into this Agreement and, subject to the receipt of the applicable Western Resources Shareholders' Approval (as defined in Section 7.13) and the applicable Western Resources Required Statutory Approvals (as defined in Section 7.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Western Resources, New KC and KGE of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Western Resources, KGE and New KC, subject to obtaining the applicable Western Resources Shareholders' Approval. This Agreement has been duly and validly executed and delivered by Western Resources, New KC and KGE and, assuming the due authorization, execution and delivery hereof by KCPL, constitutes the valid and binding obligation of Western Resources, New KC and KGE enforceable against each of them in accordance with the terms of this Agreement.

         (b) NON-CONTRAVENTION. Except as set forth in Section 7.4(b) of the Western Resources Disclosure Schedule, the execution and delivery of this Agreement by Western Resources, KGE and New KC do not, and the consummation of the transactions contemplated hereby will not, result in a Violation with respect to Western Resources, New KC, KGE or any of the Western Resources Subsidiaries pursuant to any provisions of (i) the certificate of incorporation, by-laws or similar governing documents of Western Resources, New KC, KGE or any of the Western Resources Subsidiaries, (ii) subject to obtaining the Western Resources Required Statutory Approvals and the receipt of the Western Resources Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Western Resources, New KC, KGE or any of the Western Resources Subsidiaries or any of their respective properties or assets or (iii) subject to obtaining the third-party consents set forth in Section 7.4(b) of the Western Resources Disclosure Schedule (the "Western Resources Required Consents"), any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Western Resources, KGE, New KC or any of the Western Resources Subsidiaries is a party or by which it or any of its properties or assets may be bound or affected, except in the case of clause (ii) or (iii) for any such Violation which would not have a Western Resources Material Adverse Effect.

         (c) STATUTORY APPROVALS. No declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Western Resources, New KC, KGE or the consummation by Western Resources, KGE and New KC of the transactions contemplated hereby except as described in Section 7.4(c) of the Western Resources Disclosure Schedule or the failure of which to obtain would not result in a Western Resources Material Adverse Effect (the "Western Resources Required Statutory Approvals," it being understood that references in this Agreement to "obtaining" such Western Resources Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law).

         (d) COMPLIANCE. Except as set forth in Sections 7.4(d), 7.5, 7.9 and
7.11 of the Western Resources Disclosure Schedule or as disclosed in the Western Resources SEC Reports (as defined in Section 7.5) filed prior to the date hereof, none of Western Resources, KGE or any of the Western Resources Subsidiaries is in violation of, is, to the knowledge of Western Resources, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for possible violations which individually or in the aggregate would not have a Western Resources Material Adverse Effect. Except as disclosed in the Western Resources SEC Reports filed prior to the date hereof, or in Sections 7.7, 7.10 or 7.11 of the Western Resources Disclosure Schedule, Western Resources, KGE and the Western Resources Subsidiaries have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted which are material to the operation of the businesses of Western Resources and the Western Resources Subsidiaries. None of Western Resources, KGE or any of the Western Resources Subsidiaries is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default by Western Resources, KGE or any Western Resources Subsidiary under (i) its certificate of incorporation or by-laws or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which Western Resources or any Western Resources Subsidiary is bound or to which any of its property is subject, except for possible violations, breaches or defaults which individually or in the aggregate would not have a Western Resources Material Adverse Effect.

         Section 7.5 REPORTS AND FINANCIAL STATEMENTS. Except as set forth in
Section 7.5 of the Western Resources Disclosure Schedule, the filings required to be made by Western Resources, KGE and the Western Resources Subsidiaries since January 1, 1994 under the Securities Act, the Exchange Act, the 1935 Act, the Power Act, the Atomic Energy Act, and applicable state public utility laws and regulations have been filed with the SEC, the FERC, the NRC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statutes and the rules and regulations thereunder, except for such filings the failure of which to have been made or to so comply would not result in a Western Resources Material Adverse Effect. "Western Resources SEC Reports" shall mean each report, schedule, registration statement and definitive proxy statement filed with the SEC by Western

Resources and KGE pursuant to the requirements of the Securities Act or Exchange Act since January 1, 1994, as such documents have since the time of their filing been amended. As of their respective dates, the Western Resources SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Western Resources included in the Western Resources SEC Reports (collectively, the "Western Resources Financial Statements") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of Western Resources and KGE as of the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments. True, accurate and complete copies of the Western Resources Articles, Western Resources' By-Laws, the articles of incorporation of KGE and the by-laws of KGE, as in effect on the date hereof, are included (or incorporated by reference) in the Western Resources SEC Reports.

         Section 7.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Section 7.6 of the Western Resources Disclosure Schedule and in the Western Resources SEC Reports filed prior to the date hereof, since December 31, 1996, Western Resources, KGE and each of the Western Resources Subsidiaries have conducted their business only in the ordinary course of business (except for acquisitions and dispositions) and there has not been any Western Resources Material Adverse Effect. For purposes of this Agreement, a "Western Resources Material Adverse Effect" shall mean the existence of any fact or condition which has or is reasonably likely to have a material adverse effect on the business, assets, financial condition, results of operations or prospects of Western Resources, KGE and the Western Resources Subsidiaries taken as a whole.

         Section 7.7 LITIGATION. Except as disclosed in the Western Resources SEC Reports filed prior to the date hereof or as disclosed in Section 7.7, 7.9,
7.10 or 7.11 of the Western Resources Disclosure Schedule, (a) there are no claims, suits, actions or proceedings by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, pending or, to the knowledge of Western Resources, threatened, nor are there, to the knowledge of Western Resources, any investigations or reviews by any court, governmental department, commission, agency, instrumentality or authority or any arbitrator pending or threatened against, relating to or affecting Western Resources, KGE, New KC or any of the Western Resources Subsidiaries which would have a Western Resources Material Adverse Effect, (b) there have not been any significant developments since December 31, 1996 with respect to such disclosed claims, suits, actions, proceedings, investigations or reviews that would have a Western Resources Material Adverse Effect and (c) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Western Resources, KGE, New KC or any of the Western Resources Subsidiaries, except for such that would not have a Western Resources Material Adverse Effect.

         Section 7.8 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Western Resources, New KC or KGE for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed by Western Resources and New KC with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement will, at the dates mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the KCPL Merger and the KGE Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

         Section 7.9 TAX MATTERS. Except as set forth in Section 7.9 of the Western Resources Disclosure Schedule and except as would not result in a Western Resources Material Adverse Effect:

         (a) FILING OF TIMELY TAX RETURNS. Western Resources, KGE and each of the Western Resources Subsidiaries have filed (or there has been filed on its behalf) all Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct and filed on a timely basis.

         (b) PAYMENT OF TAXES. Western Resources, KGE and each of the Western Resources Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes that are currently due and payable, except for those contested in good faith and for which adequate reserves have been taken.

         (c) TAX RESERVES. Western Resources, KGE and each of the Western Resources Subsidiaries have established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

         (d) TAX LIENS. There are no Tax liens upon the assets of Western Resources, KGE or any of the Western Resources Subsidiaries except liens for Taxes not yet due.

         (e) WITHHOLDING TAXES. Western Resources, KGE and each of the Western Resources Subsidiaries have complied in all material respects with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all amounts required.

         (f) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Western Resources, KGE or any of the Western Resources Subsidiaries.

         (g) TAX RULINGS. None of Western Resources, KGE or any of the Western Resources Subsidiaries has received a Tax Ruling or entered into a Closing Agreement with any taxing authority.

         (h) TAX SHARING AGREEMENTS. Except as between affiliates of Western Resources as set forth in Sections 7.1 and 7.2 of the Western Resources Disclosure Schedule, none of Western Resources, KGE or any Western Resources Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

         (i) CODE SECTION 280G. Except for the Western Resources Benefit Plans, none of Western Resources, KGE or any of the Western Resources Subsidiaries is a party to any agreement, contract or arrangement that could result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or any amount that would be non-deductible pursuant to
    Section 162(m) of the Code.

         (j) LIABILITY FOR OTHERS. None of Western Resources, KGE or any of the Western Resources Subsidiaries has any liability for Taxes of any person other than Western Resources, KGE and the Western Resources Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) by contract, or (iii) otherwise.

         (k) SECTION 341(F). None of Western Resources, KGE or any of the Western Resources Subsidiaries has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of
    Section 341(f)(2) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Western Resources, KGE or any of the Western Resources Subsidiaries.

         Section 7.10 EMPLOYEE MATTERS; ERISA. Except as set forth in Section
7.10 of the Western Resources Disclosure Schedule:

         (a) BENEFIT PLANS. Section 7.10(a) of the Western Resources Disclosure Schedule contains a true and complete list as of the date hereof of each written or oral material employee benefit plan, policy or agreement covering employees, former employees or directors of Western Resources, KGE and each of the Western Resources Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA and any severance or change in control agreement (collectively, the "Western Resources Benefit Plans").

         (b) CONTRIBUTIONS. All material contributions and other payments required to be made by Western Resources, KGE or any of the Western Resources Subsidiaries to any Western Resources Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Western Resources Financial Statements (other than those related to Protection One, Inc.).

         (c) QUALIFICATION; COMPLIANCE. Each of the Western Resources Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, or to the knowledge of Western Resources, no circumstances exist that are reasonably expected by Western Resources to result in the revocation of any such determination or prevent any such plans from being qualified. Western Resources is in compliance in all material respects with, and each of the Western Resources Benefit Plans is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Western Resources Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits. No prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available with respect to any Western Resources Benefit Plan, and which could give rise to liability on the part of Western Resources, KGE, any Western Resources Benefit Plan, or any fiduciary, party in interest or disqualified person with respect thereto that would be material to Western Resources, KGE or would be material to Western Resources or KGE if it were Western Resources' or KGE's liability.

         (d) LIABILITIES. With respect to the Western Resources Benefit Plans, individually and in the aggregate, no event has occurred, and, to the knowledge of Western Resources, there does not now exist any condition or set of circumstances, that could subject Western Resources, KGE or any of the Western Resources Subsidiaries to any material liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to any such plan or the PBGC), or under any indemnity agreement to which Western Resources, KGE or any of the Western Resources Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course.

         (e) PAYMENTS RESULTING FROM THE KCPL MERGER OR KGE MERGER. Except as disclosed in the Western Resources SEC Reports filed prior to the date hereof, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events, including, without limitation, the termination of employment of officers, directors, employees or agents of Western Resources, KGE or any of the Western Resources Subsidiaries) result in any (i) payment (whether of severance pay or otherwise) becoming due from Western Resources, KGE or any of the Western Resources Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any Western Resources Benefit Plan becoming accelerated, vested or payable.

         (f) LABOR AGREEMENTS. As of the date hereof, (i) none of Western Resources, KGE or any of the Western Resources Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization and (ii) to the knowledge of Western Resources, there is no current union representation question involving employees of Western Resources, KGE or any of the Western Resources Subsidiaries, nor does Western Resources know of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as disclosed in the Western Resources SEC Reports filed prior to the date hereof or except to the extent such would not have a Western Resources Material Adverse Effect, (i) there is no unfair labor practice, employment discrimination or other material complaint against Western Resources, KGE or any of the Western Resources Subsidiaries pending, or to the knowledge of Western Resources, threatened, (ii) there is no strike, lockout or material dispute, slowdown or work stoppage pending or, to the knowledge of Western Resources, threatened against or involving Western Resources or KGE, and (iii) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of Western Resources, threatened in respect of which any director, officer, employee or agent of Western Resources, KGE or any of the Western Resources Subsidiaries is or may be entitled to claim indemnification from Western Resources or such Western Resources Subsidiary pursuant to their respective articles of incorporation or by-laws or as provided in any indemnification agreements between such persons and Western Resources, KGE or any Western Resources Subsidiary.

         Section 7.11 ENVIRONMENTAL PROTECTION.

         (a) Except as set forth in the Western Resources SEC Reports filed prior to the date hereof or in Section 7.11 of the Western Resources Disclosure
Schedule:

         (i) COMPLIANCE. Western Resources, KGE and each of the Western Resources Subsidiaries is in compliance with all applicable Environmental Laws and none of Western Resources, KGE or any of the Western Resources Subsidiaries has received any communication (written or oral) from any person or Governmental Authority that alleges that Western Resources, KGE or any of the Western Resources Subsidiaries is not in such compliance with applicable Environmental Laws, except in each foregoing case where the failure to so comply would not have a Western Resources Material Adverse Effect. To the knowledge of Western Resources, compliance with all applicable Environmental Laws will not require Western Resources, KGE or any Western Resources Subsidiary to incur costs that will be reasonably likely to result in a Western Resources Material Adverse Effect.

         (ii) ENVIRONMENTAL PERMITS. Western Resources, KGE and each of the Western Resources Subsidiaries has obtained or has applied for all the Environmental Permits necessary for the construction of their facilities or the conduct of their operations, except where the failure to so obtain would not have a Western Resources Material Adverse Effect, and all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Western Resources, KGE and each of the Western Resources Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits.

         (iii) ENVIRONMENTAL CLAIMS. There is no Environmental Claim which would have a Western Resources Material Adverse Effect pending (A) against Western Resources, KGE or any of the Western Resources Subsidiaries (B) to the knowledge of Western Resources, against any person or entity whose liability for any Environmental Claim Western Resources, KGE or any of the Western Resources Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any real or personal property or operations which Western Resources, KGE or any of the Western Resources Subsidiaries owns, leases or manages, in whole or in part.

         (iv) RELEASES. Western Resources has no knowledge of any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against Western Resources, KGE or any of the Western Resources Subsidiaries or against any person or entity whose liability for any Environmental Claim Western Resources, KGE or any of the Western Resources Subsidiaries has or may have retained or assumed either contractually or by operation of law except for any Environmental Claim which would not have a Western Resources Material Adverse Effect.

         (v) PREDECESSORS. Western Resources has no knowledge, with respect to any predecessor of Western Resources, KGE or any of the Western Resources Subsidiaries, of any Environmental Claim which would have a Western Resources Material Adverse Effect pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim which would have a Western Resources Material Adverse Effect.

         Section 7.12 REGULATION AS A UTILITY. As of the date hereof, (1) Western Resources and KGE are each regulated as a public utility in the State of Kansas and in no other state, and (2) Western Resources is an exempt Holding Company under the 1935 Act. Section 7.12 of the Western Resources Disclosure Schedule sets forth certain entities in which Western Resources has an ownership interest that may be subject to regulation as a public utility or public service company (or similar designation) in certain foreign countries.

         Section 7.13 VOTE REQUIRED. (i) Provided that the Western Resources $100 Preferred has been redeemed pursuant to Section 9.19, the approval of this Agreement, the Asset Contribution, the Stock Contribution, and amendments to the Western Resources

Articles, including, without limitation, increasing the number of shares of Western Resources Common Stock authorized, by a majority of the shares of Western Resources Common Stock outstanding on the record date for such vote is the only vote of the holders of any class or series of the capital stock of Western Resources or any of its Subsidiaries (other than KGE and New KC) required to approve this Agreement, the Asset Contribution, the Stock Contribution and the issuance of shares of Western Resources Common Stock to be contributed to KGE pursuant to the Stock Contribution and (ii) Western Resources, in its capacity as sole stockholder of New KC and KGE, has approved this Agreement, the Asset Contribution, the Stock Contribution and the KCPL Merger and KGE Merger, respectively, and the other transactions contemplated hereby (collectively, the "Western Resources Shareholders' Approval").

         Section 7.14 ARTICLE XI (BUSINESS COMBINATION WITH INTERESTED SHAREHOLDER) OF WESTERN RESOURCES' ARTICLES OF INCORPORATION. The provisions of
Article XI (business combination with interested shareholder) of the Western Resources Articles will not, prior to the termination of this Agreement, assuming the accuracy of the representation contained in Section 6.17 (without giving effect to the knowledge qualification thereof), apply to this Agreement, the Asset Contribution, the Stock Contribution, the KCPL Merger, the KGE Merger or to the transactions contemplated hereby.

         Section 7.15 OPINION OF FINANCIAL ADVISOR. Western Resources has received the opinion of Salomon Smith Barney ("Salomon"), dated as of the date hereof, to the effect that, as of such date, the Aggregate Consideration is fair from a financial point of view to Western Resources.

         Section 7.16 INSURANCE. Except as set forth in Section 7.16 of the Western Resources Disclosure Schedule, Western Resources, KGE and each of the Western Resources Subsidiaries is, and has been continuously since January 1, 1994 (and, with respect to any Western Resources Subsidiary, if later than January 1, 1994, its date of acquisition by Western Resources), and New KC at the Closing will be, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting the business as conducted by Western Resources, KGE and the Western Resources Subsidiaries during such time period and, as contemplated by this Agreement, the business to be conducted by New KC after the Closing. None of Western Resources, KGE or any of the Western Resources Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Western Resources, KGE or any of the Western Resources Subsidiaries or New KC. The insurance policies of Western Resources, KGE and each of the Western Resources Subsidiaries are, and the insurance policies of New KC at the Closing will be, valid and enforceable policies in all material respects.

         Section 7.17 WESTERN RESOURCES NOT AN INTERESTED SHAREHOLDER. As of the date hereof, none of Western Resources, KGE or, to its reasonable knowledge, any of its

Affiliates is an "Interested Shareholder" as such term is defined in Article Twelfth of KCPL's Restated Articles of Consolidation.

         Section 7.18 TAKEOVER STATUTES. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Sections 17-1286 et seq. and 17-12,100, et seq. of the KGCC or Article XVII of the Western Resources Articles) is, or at the KCPL Effective Time or the KGE Effective Time will be, applicable to KCPL, New KC, Western Resources, KGE, the New KC Common Stock, the KCPL Common Stock, the Asset Contribution, the Stock Contribution, the KCPL Merger, the KGE Merger or the other transactions contemplated by this Agreement.

         Section 7.19 NO PRIOR OPERATIONS OF NEW KC. New KC is a corporation formed solely for the purpose of effecting the transactions contemplated by this Agreement and prior to the date hereof New KC has not and prior to the Closing will not have engaged in any business or other activity other than as contemplated by this Agreement.

         Section 7.20 TITLE TO PROPERTIES. (a) TITLE. Western Resources has good and sufficient title to all of the KPL Assets, including all of the properties and assets reflected in the KPL Balance Sheet and all properties and assets purchased or otherwise acquired since December 31, 1997. Such assets are sufficient to enable Western Resources to conduct the KPL Business as currently conducted without material interference, and, as of the date hereof, are free and clear of Liens other than Permitted Liens (in each case as defined below). Western Resources holds under valid lease agreements certain real and personal properties which constitute part of the KPL Assets or are reflected in the KPL Balance Sheet, and enjoys peaceful and undisturbed possession of such properties under such leases, other than any properties as to which such leases will have terminated in the ordinary course of business since the date of such filing. As of the date hereof, with respect to the KPL Business, neither Western Resources nor any of its predecessors has received any written notice of any adverse claim to the title to any properties owned by them or with respect to any lease under which any properties are held by them, other than any claims that, individually or in the aggregate, would not have a material adverse effect on the KPL Business. For the purposes of this Section 7.20, the term "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, claim, condition, equity interest, option, right of first refusal, charge or restriction of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction. For purposes of this Section 7.20, the term "Permitted Liens" shall mean (i) Liens for taxes and assessments, general and special, not yet due and payable, and (ii) Liens, encumbrances and other defects existing on the properties on the date hereof or which arise in the ordinary course of the KPL Business or which, individually or in the aggregate, do not and will not materially interfere with or impair the continued ownership, possession, use or operation of the KPL Assets.

         (b) EASEMENTS. With respect to the KPL Business, Western Resources is not in violation of the terms of any Easement (as defined below) except any such violations that individually or in the aggregate, would not have a material adverse effect on the KPL Business. Except as would not have a material adverse effect on the KPL Business, all Easements in favor of the KPL Business are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the operation of the KPL Business. For purposes of this Section 7.20, "Easements" shall mean all easements, rights-of-way, permits, licenses, franchises, leases, surface leases, prescriptive rights and ways of necessity, whether or not of record.

         Section 7.21 CONDITION OF ASSETS. To the knowledge of Western Resources, except as would not have a material adverse effect on the KPL Business, the buildings, plants, structures, and equipment of Western Resources relating to the KPL Business are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

         Section 7.22 ACCOUNTS RECEIVABLE. All Accounts Receivable (as defined below) with respect to the KPL Business, represent or will represent, as of the Closing, obligations arising from sales actually made or services actually performed in the ordinary course of business of Western Resources with respect to the KPL Business, subject to customary provisions for uncollectible accounts. To the knowledge of Western Resources, there is no contest, claim or right of set-off, under any contract or with any obligor of an Account Receivable relating to the KPL Business relating to the amount or validity of such Account Receivable which would have a material adverse effect on the KPL Business. For purposes of this Section 7.22, "Accounts Receivable" shall mean the accounts and other receivables, including unbilled revenues, of Western Resources to the extent arising primarily out of the KPL Business.


                                  ARTICLE VIII

                   CONDUCT OF BUSINESS PENDING THE KGE MERGER

         Section 8.1 COVENANTS OF KCPL. KCPL agrees, as to itself and as to each of its Subsidiaries, that after the date hereof and prior to the KGE Effective Time or earlier termination of this Agreement, (i) except as expressly contemplated or permitted in this Agreement, (ii) except as Western Resources may otherwise agree in writing (which decision regarding agreement shall be made as soon as reasonably practicable), (iii) except as otherwise provided in the business plan of KCPL in the form previously disclosed to Western Resources and attached hereto as Section 8.1 of the KCPL Disclosure Schedule (the "KCPL Business Plan"); provided, however, that for purposes of the preceding clause
(iii) KCPL
shall obtain Western Resources' written agreement (which decision regarding agreement shall be made as soon as reasonably practicable) prior to making or committing to make any acquisitions or capital expenditures or incurring or committing to incur any indebtedness, including guarantees but not including the cost of routine regulated utility capital expenditures (such acquisitions, capital expenditures and indebtedness, collectively, "Investments") subsequent to the time when the aggregate value of the Investments made or committed to be made by KCPL as permitted by this Section 8.1 exceeds in the aggregate $150,000,000 during the period January 1, 1997 through December 31, 1997 and which aggregate limits for each subsequent six-month period commencing January 1, 1998 through the Closing shall be $75,000,000 ($25,000,000 of which during each such six-month period may be expended or committed on items not included in the KCPL Business Plan), it being agreed that to the extent any such $150,000,000 or $75,000,000 aggregate amount is not made, committed or incurred during such one-year or any such six-month period, as the case may be, such amount or amounts shall be added to, and cumulated with, the amount or amounts available during subsequent time periods until the Closing (such aggregate limits to exclude the cost of routine regulated utility capital expenditures); and provided further that, KCPL shall be permitted to use the proceeds obtained from any disposition of assets for Investments in accordance with the KCPL Business Plan; provided, further, however, that KCPL shall confer on a regular and frequent basis with representatives of Western Resources in the course of KCPL's implementation of the KCPL Business Plan and any expenditures referred to in this Section 8.1:

         (a) ORDINARY COURSE OF BUSINESS. KCPL shall, and shall cause its respective Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of work force needs and ongoing programs currently in force, keep available the services of their present officers and employees, provided, however, that nothing shall prohibit KCPL or any of its Subsidiaries from transferring operations to KCPL or any of its wholly owned Subsidiaries. KCPL shall not, nor shall KCPL permit any of its Subsidiaries to, enter into a new line of business involving any material investment of assets or resources or any material exposure to liability or loss to KCPL and the KCPL Subsidiaries taken as a whole.

         (b) DIVIDENDS. KCPL shall not, nor shall it permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of their capital stock other than to KCPL or KCPL Subsidiaries and other than (A) dividends required to be paid on any KCPL Preferred Stock in accordance with the terms thereof and (B) regular quarterly dividends on KCPL Common Stock with usual record and payment dates not, during any period of any fiscal year, in excess (except to the extent consistent with good business judgment and KCPL's past dividend practice) of the quarterly dividend most recently declared on such stock as of the date hereof, (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock or (iii) except as set forth in Section 8.1(b) of the KCPL Disclosure Schedule, redeem, repurchase or otherwise acquire any shares of their capital stock, other than (A) redemptions, purchases or acquisitions required by the terms of any series of KCPL Preferred Stock or (B) for the purpose of funding employee stock ownership plans in accordance with past practice. Notwithstanding the foregoing, KCPL may redeem the KCPL Preferred Stock pursuant to the provisions of Section 2.4(c).

         (c) ISSUANCE OF SECURITIES. Except as set forth in Section 8.1(c) of the KCPL Disclosure Schedule, since the Original Execution Date KCPL shall not, nor shall it permit any of its Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than (i) intercompany issuances of capital stock and (ii) issuances in the ordinary course of business consistent with past practice of up to 2,000,000 shares of KCPL Common Stock during any fiscal year to be issued pursuant to employee benefit plans, stock option and other incentive compensation plans, director plans and stock purchase plans and dividend reinvestment plans existing prior to the date hereof and heretofore disclosed to Western Resources or pursuant to plans adopted after the date hereof which shall be reasonably acceptable to Western Resources. The parties shall promptly furnish to each other such information as may be reasonably requested including financial information and take such action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with the issuance of securities as contemplated by this Section 8.1(c), subject to obtaining customary indemnities.

         (d) CHARTER DOCUMENTS. KCPL shall not amend or propose to amend its charter, by-laws or regulations, or similar organic documents, except as contemplated herein.

         (e) NO ACQUISITIONS. KCPL shall not, nor shall it permit any of its Subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation with, or by purchase or otherwise, an equity interest in or a substantial portion of the assets of, any business or any corporation, partnership, association or other business organization or division thereof, nor shall KCPL acquire or agree to acquire a material amount of assets other than in the ordinary course of business consistent with past practice.

         (f) CAPITAL EXPENDITURES. KCPL shall not, nor shall it permit any of its Subsidiaries to, make capital expenditures during any fiscal year in excess of the amount budgeted for capital expenditures for such fiscal year in the KCPL Business Plan.

         (g) NO DISPOSITIONS. Except as set forth in Section 8.1(g) of the KCPL Disclosure Schedule, KCPL shall not, nor shall it permit any of its Subsidiaries to, sell or dispose of any of their assets other than dispositions in the ordinary course of business consistent with past practice.

         (h) INDEBTEDNESS. KCPL shall not, nor shall it permit any of its Subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of any of the foregoing other than
    (i) indebtedness or guarantees or "keep well" or other agreements in the ordinary course of business consistent with past practice (such as the issuance of commercial paper, the use of existing credit facilities or hedging activities), (ii) other indebtedness or "keep well" or other agreements not aggregating more than $250 million, (iii) arrangements between KCPL and its Subsidiaries or among its Subsidiaries, (iv) except as set forth in Section 8.1(h) of the KCPL Disclosure Schedule, (v) in connection with the refunding of existing indebtedness, (vi) in connection with the redemption of the KCPL Preferred Stock as set forth in Section 2.4(c), or (vii) as may be necessary in connection with acquisitions or capital expenditures provided for in the KCPL Business Plan. Notwithstanding anything contained herein to the contrary, the aggregate total indebtedness for borrowed money (including preferred stock) of KCPL and its Subsidiaries shall not exceed $1.4 billion at the KCPL Effective Time.

         (i) COMPENSATION, BENEFITS. Except as may be required by applicable law or as set forth in Section 8.1(i) of the KCPL Disclosure Schedule, KCPL shall not, nor shall it permit any of its Subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by KCPL or any of its Subsidiaries or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of KCPL or any of its Subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to KCPL or any of its Subsidiaries; (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice; or (iii) deposit into any trust (including any "rabbi trust") amounts in respect of any employee benefit obligations or obligations to directors; provided that transfers into any trust, other than a rabbi or other trust with respect to any non-qualified deferred compensation, may be made in accordance with past practice.

         (j) 1935 ACT. KCPL shall not, nor shall KCPL permit any of its Subsidiaries to, except as required or contemplated by this Agreement, engage in any activities which would cause a change in KCPL's status, or that of its Subsidiaries, under the 1935 Act.

         (k) ACCOUNTING. KCPL shall not, nor shall it permit any of its Subsidiaries to, make any changes in its accounting methods, except as required by law, rule, regulation or GAAP.

         (l) AFFILIATE TRANSACTIONS. Except as set forth in Section 8.1(l) of the KCPL Disclosure Schedule, KCPL shall not, nor shall it permit any of its Subsidiaries to, enter into any material agreement or arrangement with any of their Affiliates (other than wholly owned Subsidiaries) on terms materially less favorable to such party than could be reasonably expected to have been obtained with an unaffiliated third-party on an arm's length basis.

         (m) COOPERATION, NOTIFICATION. KCPL shall (i) confer on a regular and frequent basis with one or more representatives of Western Resources to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations, (ii) promptly notify Western Resources of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, and
    (iii) promptly provide Western Resources with copies of all filings made by KCPL or any of its Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

         (n) RATE MATTERS. Subject to applicable law, KCPL shall, and shall cause its Subsidiaries to, discuss with Western Resources any changes in its or its Subsidiaries' rates or the services it provides or charges (other than pass-through fuel and gas rates or charges), standards of service or accounting from those in effect on the date hereof and consult with Western Resources prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent with governmental regulators, whether written or oral, formal or informal, with respect thereto, and KCPL will not make any filing to change its rates or the services it provides on file with the FERC that would have a material adverse effect on the benefits associated with the business combination provided for herein.

         (o) THIRD-PARTY CONSENTS. KCPL shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts to obtain all KCPL Required Consents. KCPL shall promptly notify Western Resources of any failure or prospective failure to obtain any such consents and, if requested by Western Resources, shall provide copies of all KCPL Required Consents obtained by KCPL to Western Resources.

         (p) NO BREACH, ETC. KCPL shall not, nor shall it permit any of its Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

         (q) TAX-EXEMPT STATUS. KCPL shall not, nor shall it permit any of its Subsidiaries to, take any action that would likely jeopardize the qualification of KCPL's or Western Resources' outstanding revenue bonds which qualify on the date hereof under Section 142(a) of the Code as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended, prior to the Tax Reform Act of 1986.

         (r) CONTRACTS. KCPL shall not, nor shall KCPL permit any Subsidiary of KCPL to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which KCPL or any Subsidiary of KCPL is a party or waive, release or assign any material rights or claims.

         (s) INSURANCE. KCPL shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric utility industry and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by KCPL or its Subsidiaries.

         (t) PERMITS. KCPL shall, and shall cause its Subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits which are material to the operations of KCPL or its Subsidiaries.

         (u) TAX MATTERS. KCPL shall not (i) make or rescind any material express or deemed election relating to taxes unless such election will have the effect of minimizing the tax liabilities of KCPL or any of its Subsidiaries, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where KCPL has the capacity to make such binding elections, (ii) without the written consent of Western Resources, which consent will not be unreasonably withheld, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes unless such settlement or compromise results in (A) a change in taxable income or tax liability that will reverse in future periods and is therefore, by its nature, a timing difference or (B) a change in taxable income or tax liability that will not reverse in future periods and is therefore, by its nature, a permanent difference unless the tax liability resulting from the increase is less than $5 million, or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending December 31,

    1996, except as may be required by applicable law or except for such changes that would reduce consolidated federal taxable income or alternative minimum taxable income.

         (v) DISCHARGE OF LIABILITIES. KCPL shall not, nor shall KCPL permit any of its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of KCPL included in KCPL's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice.

         Section 8.2 COVENANTS OF WESTERN RESOURCES, NEW KC AND KGE. Western Resources agrees, as to itself, New KC and to each of its Subsidiaries, that after the date hereof and prior to the KGE Effective Time or earlier termination of this Agreement:

         (a) COOPERATION, NOTIFICATION. Western Resources shall (i) confer on a regular and frequent basis with one or more representatives of KCPL to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations, (ii) promptly notify KCPL of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects, and (iii) promptly provide KCPL with copies of all filings made by Western Resources or any of its Subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

         (b) THIRD-PARTY CONSENTS. Western Resources shall, and shall cause its Subsidiaries and New KC to, use all commercially reasonable efforts to obtain all Western Resources Required Consents. Western Resources shall promptly notify KCPL of any failure or prospective failure to obtain any such consents and, if requested by KCPL, shall provide copies of all Western Resources Required Consents obtained by Western Resources to KCPL.

         (c) NO BREACH, ETC. Each of Western Resources, KGE and New KC shall not, nor shall they permit any of their respective Subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

         (d) NEW KC NOT TO ENGAGE IN OPERATIONS. Prior to the KCPL and KGE Effective Times, Western Resources shall not permit New KC to engage in any business or incur any liabilities or be a party to any contract or agreement, other than as contemplated by this Agreement or as specifically agreed to in writing by KCPL.

         (e) CASH FOR PAYMENT IN LIEU OF FRACTIONAL SHARES. New KC as of the KGE Effective Time will have sufficient cash available to pay for all fractional share interests of New KC Common Stock which would otherwise be issued pursuant to the KCPL Merger.

         (f) INSURANCE. Western Resources shall use reasonable efforts to obtain for New KC with financially responsible insurance companies insurance effective as of the Closing Date in such amounts and against such risks and losses as are customary for companies engaged in the electric utility industry and employing methods of generating electric power and fuel sources similar to those methods to be employed and fuels to be used by New KC.


                                   ARTICLE IX

                              ADDITIONAL AGREEMENTS

         Section 9.1 ACCESS TO INFORMATION. Upon reasonable notice, each party shall, and shall cause its Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other parties (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the KGE Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its Subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the NRC, the Department of Justice, the Federal Trade Commission, or any other federal or state regulatory agency or commission and (ii) access to all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the transactions contemplated by this Agreement. All documents and information supplied by one party to the other pursuant to this Section 9.1 shall be deemed to be "Evaluation Material" as defined in the Confidentiality Agreement, dated December 20, 1996, between KCPL and Western Resources, as it may be amended from time to time (the "Confidentiality Agreement"), and shall be kept confidential in accordance with the terms of such Agreement.

         Section 9.2 JOINT PROXY STATEMENT AND REGISTRATION STATEMENT.

         (a) PREPARATION AND FILING. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Proxy Statement (together, the "Joint Proxy/Registration Statement"). The parties hereto shall each use reasonable efforts to (i) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and (ii) respond as promptly as practicable to any comments made by the SEC. Each party hereto shall also take such action as may be reasonably required to cause the shares of (i) Western Resources Common Stock issuable in connection with the Stock Contribution and the Western Resources Stock Distribution to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws and (ii) New KC Common Stock issuable in connection with the KGE Merger and the KCPL Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; provided, however, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where the Surviving Corporation will not be, following the KGE Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of (i) Western Resources Common Stock issuable in the Stock Contribution and the Western Resources Stock Distribution and (ii) New KC Common Stock issuable in the KCPL Merger and the KGE Merger, to be approved for listing on the NYSE upon official notice of issuance. The information provided by any party hereto for use in the Joint Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy Statement/ Registration Statement.

         (b) LETTER OF KCPL'S ACCOUNTANTS. KCPL shall use its best efforts to cause to be delivered to Western Resources letters of Coopers & Lybrand, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to Western Resources, in form and substance reasonably satisfactory to Western Resources and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

         (c) LETTER OF WESTERN RESOURCES' ACCOUNTANTS. Western Resources shall use its best efforts to cause to be delivered to KCPL a letter of Arthur Andersen LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to KCPL, in form and substance reasonably satisfactory to KCPL and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4.

         (d) FAIRNESS OPINIONS. It shall be a condition to the mailing of the Joint Proxy/Registration Statement to the shareholders of KCPL and Western Resources that (i) KCPL shall have received an opinion from Merrill Lynch, dated the date of the Joint Proxy/ Registration Statement, to the effect that, as of the date thereof, the consideration to be received by the holders of KCPL Common Stock (other than Western Resources and its Affiliates) in the KCPL Merger and the Western Resources Stock Distribution, taken as a whole, is fair to such holders from a financial point of view and (ii) Western Resources shall have received an opinion from Salomon, dated the date of the Joint Proxy/Registration Statement, to the effect that, as of the date thereof the Aggregate Consideration is fair from a financial point of view to Western Resources.

         Section 9.3 REGULATORY MATTERS.

         (a) HSR FILINGS. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by its respective "ultimate parent" company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings in a timely manner and to respond on a timely basis to any requests for additional information made by either of such agencies.

         (b) OTHER REGULATORY APPROVALS. Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to obtain the KCPL Required Statutory Approvals and the Western Resources Required Statutory Approvals.

         Section 9.4 SHAREHOLDER APPROVAL.

         (a) APPROVAL OF KCPL SHAREHOLDERS. Subject to the provisions of Section 9.4(c) and Section 9.4(d), KCPL shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "KCPL Meeting") for the purpose of securing the KCPL Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with its Restated Articles of Consolidation and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of the KCPL Merger, this Agreement and the transactions contemplated hereby, and (iv) cooperate and consult with Western Resources with respect to each of the foregoing matters.

         (b) APPROVAL OF WESTERN RESOURCES SHAREHOLDERS. Subject to the provisions of Section 9.4(c) and Section 9.4(d), Western Resources shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "Western Resources Meeting") for the purpose of securing the Western Resources Shareholders' Approval, (ii) distribute to its shareholders the Proxy Statement in accordance with applicable federal and state law and with the Western Resources Articles and the by-laws of Western Resources (the "Western Resources By-Laws"), (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby, including without limitation the Asset Contribution, the Stock Contribution and the issuance of shares of Western Resources Common Stock to be contributed to KGE pursuant to the Stock Contribution, and (iv) cooperate and consult with KCPL with respect to each of the foregoing matters.

         (c) MEETING DATE. The Western Resources Meeting for the purpose of securing the Western Resources Shareholders' Approval and the KCPL Meeting for the purpose of securing the KCPL Shareholders' Approval shall be held as soon as practicable, or at such other time as KCPL and Western Resources shall mutually determine in writing.

         (d) FAIRNESS OPINIONS NOT WITHDRAWN. It shall be a condition to the obligation of KCPL to hold the KCPL Meeting that the opinion of Merrill Lynch, referred to in Section 9.2(d), shall not have been withdrawn, and it shall be a condition to the obligation of Western Resources to hold the Western Resources Meeting that the opinion of Salomon, referred to in Section 9.2(d), shall not have been withdrawn.

         Section 9.5 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

         (a) INDEMNIFICATION. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the KGE Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the KGE Effective Time, an officer, director or employee of any of the parties hereto or their respective Subsidiaries (each an "Indemnified Party" and collectively, the "Indemnified Parties") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the KGE Effective Time (and whether asserted or claimed prior to, at or after the KGE Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of such party (the "Indemnified Liabilities"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the KGE Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Surviving Corporation, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the KGCC,
(ii) the Surviving Corporation will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the KGCC and the certificate of incorporation or by-laws of the Surviving Corporation shall be made by independent counsel mutually acceptable to the Surviving Corporation and the Indemnified Party; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

         (b) INSURANCE. For a period of six years after the KGE Effective Time, the Surviving Corporation shall cause to be maintained in effect policies of directors and officers' liability insurance maintained by KCPL and Western Resources for the benefit of those persons who are currently covered by such policies on terms no less favorable than the terms of such current insurance coverage; provided, however, that the Surviving Corporation shall not be required to expend in any year an amount in excess of 150% of the annual aggregate premiums currently paid by KCPL and Western Resources for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Surviving Corporation, for a cost not exceeding such amount.

         (c) SUCCESSORS. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in either such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 9.5.

         (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the KGE Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of KCPL, New KC, Western Resources and KGE and their respective Subsidiaries with respect to their activities as such prior to the KGE Effective Time, as provided in their respective articles of incorporation and by-laws in effect on the date thereof, or otherwise in effect on the date hereof, shall survive the KGE Merger and shall continue in full force and effect for a period of not less than six years from the KGE Effective Time.

         (e) BENEFIT. The provisions of this Section 9.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

         Section 9.6 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law, KCPL, New KC, Western Resources and KGE will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without the consent of the other party (which consent shall not be unreasonably withheld).

         Section 9.7 RULE 145 AFFILIATES. KCPL shall identify in a letter to Western Resources all persons who are, and to KCPL's knowledge who will be at the Closing Date, "affiliates" of KCPL as such term is used in Rule 145 under the Securities Act. KCPL shall use all reasonable efforts to cause its affiliates (including any person who may be deemed to have become such an affiliate after the date of the letter referred to in the prior sentence) to deliver to Western Resources on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit 9.7 (each an "Affiliate Agreement").

         Section 9.8 EMPLOYEE AGREEMENTS AND WORKFORCE MATTERS.

         (a) CERTAIN EMPLOYEE AGREEMENTS. Subject to Section 9.9 and Section 9.10, the Surviving Corporation and its Subsidiaries shall honor, without modification, all contracts, agreements, collective bargaining agreements, severance agreements between KCPL and certain of its officers and commitments of the parties prior to the date hereof that have previously been provided to Western Resources and that are disclosed in Section 6.10 of the KCPL Disclosure Schedule and that apply to any current or former employee or current or former director of the parties hereto; provided, however, that this undertaking is not intended to prevent the Surviving Corporation from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

         (b) WORKFORCE MATTERS. Subject to applicable bargaining agreements, Western Resources shall treat the employees of the Surviving Corporation as a single workforce, and shall use its best effort to conduct its employee management practices on a fair and equitable basis, without regard to any employee's place of employment prior to the KGE Effective Time.

         Section 9.9 EMPLOYEE BENEFIT PLANS.

         (a) COMPANY PLANS. (i) From the KGE Effective Time until the first anniversary of the KGE Effective Time, New KC shall provide to employees of the Surviving Corporation who were employees of KCPL prior to the KGE Effective Time ("KCPL Employees") benefits which are no less favorable in the aggregate than the benefits provided to employees of KCPL as of the date hereof, (ii) between the first and second anniversaries of the KGE Effective Time, New KC may either provide KCPL Employees benefits which are no less favorable in the aggregate than the benefits provided to employees of KCPL as of the date hereof or provide to KCPL Employees benefits on the same terms as those applicable to other similarly situated former KGE employees, and (iii) after the second anniversary of the KGE Effective Time, New KC shall provide to KCPL Employees benefits on the same terms as those applicable to other similarly situated former KGE employees. In the event New KC is unable to provide benefits to KCPL Employees on the same terms applicable to other similarly situated former KGE employees after the second anniversary of the KGE Effective Time, it shall continue to provide benefits which are no less favorable in the aggregate than the benefits provided to KCPL Employees as of the date hereof until such other benefits can be provided. For purposes of this
Section 9.9(a), the term "benefits" shall not include the following plans of
KCPL: the Long Term Incentive Plan for Executives, the Auto Allowance, the Financial/Tax Allowance, the Incentive Compensation Plan, the Executive Long-Term and Short-Term Incentive Plan, the RESULTS Incentive Compensation Plan, the KLT, Inc. Annual Incentive Pay Plan and Long Term Incentive Plan, the Ad Hoc Bonus Program, the Retention/Hiring Bonus Program, the Sales and Marketing Incentive Plans, and the Bulk Power Sales Incentive Plan.

         (b) EFFECT OF THE KCPL MERGER AND THE KGE MERGER. The consummation of the KCPL Merger or the KGE Merger shall not be treated as a termination of employment for purposes of any Western Resources Benefit Plan or KCPL Benefit Plan.

         (c) CREDIT FOR PAST SERVICE. Without limitation of the foregoing provisions of this Section 9.9, each participant in any benefit plan of the Surviving Corporation shall receive credit for service with KCPL, Western Resources or KGE, as the case may be, for purposes of (i) eligibility to participate, vesting and eligibility to receive benefits under any benefit plan of the Surviving Corporation or any of its Subsidiaries or affiliates and (ii) benefit accrual under any severance or vacation pay plan; provided, however, that such crediting of service shall not operate to duplicate any benefit to any such participant or the funding for any such benefit.

         Section 9.10 STOCK OPTIONS. Prior to the KCPL Effective Time, KCPL shall take such actions as may be necessary such that immediately prior to the KCPL Effective Time, each option to purchase shares of KCPL Common Stock and any accrued dividend rights granted on such KCPL Common Stock (collectively, the "KCPL Stock Options") which is outstanding, whether or not then exercisable, shall be canceled and entitle the holder of any then exercisable KCPL Stock Options, upon surrender of all outstanding KCPL Stock Options, to receive in consideration of such cancellation an amount in cash from KCPL equal to the result of multiplying the number of shares of KCPL Common Stock previously subject to such KCPL Stock Option by the difference between (i) the sum of (x) the fair market value of the number of shares of Western Resources Common Stock (as determined by the average closing price of the Western Resources Common Stock for the five (5) consecutive trading day period occurring immediately following the distribution contemplated by Section 4.1) that such optionee would have received pursuant to Section 4.1 if such optionee had exercised a KCPL Stock Option to purchase one (1) share of KCPL Common Stock immediately prior to the KCPL Effective Time and (y) the fair market value of the number of shares of New KC Series A Common Stock (as determined by the average closing price of the New KC Series A Common Stock for the five (5) consecutive trading day period occurring immediately following the distribution contemplated by Section 4.1) that such optionee would have received pursuant to
Section 2.4(a) if such optionee had exercised a KCPL Stock Option to purchase one (1) share of KCPL Common Stock immediately prior to the KCPL Effective Time and (ii) the per share exercise price of such KCPL Stock Options.

         Section 9.11 NO SOLICITATIONS. From and after the date hereof, KCPL will not, and will not authorize or permit any of its Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined herein) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, KCPL may (i) at any time prior to the time KCPL's shareholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with KCPL or its Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning KCPL and its business, properties and assets if, and only to the extent that, (A) (x) the third party has first made an Acquisition Proposal that is financially superior to the transactions contemplated herein and has demonstrated that financing for the Acquisition Proposal is reasonably likely to be obtained (as determined in good faith by KCPL's Board of Directors after consultation with its financial advisors) and (y) KCPL's Board of Directors shall conclude in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel that such action is necessary for the KCPL Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (B) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, KCPL (x) provides prompt notice to Western Resources to the effect that it is planning to furnish information to or enter into discussions or negotiations with such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form on terms not in the aggregate materially more favorable to such person or entity than the terms contained in the Confidentiality Agreement, (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, and/or (iii) accept an Acquisition Proposal from a third party, provided KCPL first terminates this Agreement pursuant to Section 11.1(e). KCPL shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by KCPL or its Representatives with respect to the foregoing. KCPL shall notify Western Resources orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 24 hours of the receipt thereof, shall keep Western Resources informed of the status and details of any such inquiry, offer or proposal, and shall give Western Resources five days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal. As used herein, "Acquisition Proposal" shall mean a proposal or offer (other than by Western Resources, KGE or New KC) for a tender or exchange offer, merger, consolidation or other business combination involving KCPL or any KCPL Subsidiary or any proposal to acquire in any manner a substantial equity interest in or a substantial portion of the assets of KCPL or any KCPL Subsidiary.

         Section 9.12 BOARD OF DIRECTORS OF NEW KC. At the KGE Effective Time, Western Resources shall cause the initial Board of Directors of New KC to be comprised of six persons designated by Western Resources, and four persons selected from the Board of Directors of KCPL, in office as of the date hereof, designated by KCPL. Thereafter, directors of New KC shall be nominated and elected in accordance with the procedures set forth in the New KC Articles and New KC By-Laws.

         Section 9.13 POST-MERGER OPERATIONS.

         (a) PRINCIPAL CORPORATE OFFICES. At the KGE Effective Time, (i) the executive headquarters of New KC shall be in Kansas City, Missouri, (ii) the customer service headquarters of New KC shall be in Wichita, Kansas, and (iii) the field operation headquarters of New KC shall be in Topeka, Kansas.

         (b) CHARITIES. After the KGE Effective Time, the Surviving Corporation currently intends to provide charitable contributions and community support within the service areas of KCPL and Western Resources and each of their respective Subsidiaries at annual levels substantially comparable to the annual levels of charitable contributions and community support provided by KCPL and Western Resources and their respective Subsidiaries within their service areas during 1994 and 1995.

         (c) BOARD OF DIRECTORS OF WESTERN RESOURCES. At the KGE Effective Time, Western Resources shall cause to be nominated to the Board of Directors of Western Resources (to such class of directors as Western Resources shall determine in its sole discretion) the following persons: William H. Clark, Robert J. Dineen and Robert H. West. No persons shall be substituted for the foregoing persons if any such person is not qualified or declines to serve as a director of Western Resources pursuant to the Western Resources Articles or the Western Resources By-Laws.

         (d) TERMINATION OF LITIGATION. The parties hereto shall immediately dismiss, with each party bearing its own costs and litigation expenses, all proceedings pending between themselves and their affiliates, including without limitation KCPL v. Western Resources, Inc. et al., Civ. Action No. 96-552-CV-W-5 (W.D. Mo.), and each shall thereafter sign and deliver such further instruments as may be necessary in connection with such dismissals.

         (e) DIVIDENDS. Upon the KGE Effective Time, the dividend policy of New KC shall be set by the Board of Directors of New KC so as to achieve a payout ratio that is consistent with comparable electric utility companies.

         Section 9.14 EXPENSES. Subject to Section 11.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by KCPL and Western Resources.

         Section 9.15 TRANSITION MANAGEMENT. The parties shall create a special transition management task force (the "Task Force") which shall be jointly headed by representatives appointed by and reasonably acceptable to the Chief Executive Officers of Western Resources and KCPL. The Task Force shall examine various alternatives regarding the manner in which to best organize and manage the business of the Surviving Corporation after the KGE Effective Time, subject to applicable law.

         Section 9.16 PURCHASE ACCOUNTING AND TAX-FREE STATUS. Each party hereto agrees, as to itself and to each of its Subsidiaries, that after the date hereof and prior to the KGE Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted in this Agreement:

         (a) PURCHASE ACCOUNTING. Western Resources and New KC shall account for the KGE Merger and the KCPL Merger under the purchase method of accounting in accordance with the provisions of Accounting Principles Board Opinion No. 16, "Business Combinations."

         (b) TAX-FREE STATUS. None of the parties hereto shall, nor shall any party hereto permit any of its Subsidiaries or any employees, officers or directors of such party or of any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the ability of the KCPL Merger or the KGE Merger to qualify for tax-free treatment under the Code, both to the parties and their respective shareholders (except for any cash received in lieu of fractional shares), and each party hereto shall use all reasonable efforts to achieve such result.

         Section 9.17 FURTHER ASSURANCES. Each party will, and will cause its Subsidiaries to, execute such further documents and instruments and take such further actions, including the application for any necessary regulatory approvals or exemptions, as may reasonably be requested by any other party in order to consummate the transactions contemplated hereby in accordance with the terms hereof.

         Section 9.18 INTERIM DIVIDENDS. The last record date of each of KCPL and Western Resources on or prior to the KGE Effective Time which relates to a regular quarterly dividend on KCPL Common Stock or Western Resources Common Stock, as the case may be, shall be the same date and shall be prior to the KGE Effective Time.

         Section 9.19 REDEMPTION OF CERTAIN WESTERN RESOURCES $100 PREFERRED. Prior to the KGE Effective Time, the Board of Directors of Western Resources shall call for redemption all outstanding shares of 4 1/2% Western Resources $100 Preferred Stock, 4 1/4% Western Resources $100 Preferred Stock and 5% Western Resources $100 Preferred Stock at a redemption price equal to the amount set forth in the Western Resources Articles, together with all dividends accrued and unpaid to the date of such redemption and take all other required actions so that all shares of 4 1/2% Western Resources $100 Preferred Stock, 4 1/4% Western Resources $100 Preferred Stock and 5% Western Resources $100 Preferred Stock shall be redeemed and no such shares shall be deemed to be outstanding at the KGE Effective Time or entitled to vote on the approval of this Agreement and the transactions contemplated hereby.


                                    ARTICLE X

                                   CONDITIONS

         Section 10.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE KGE MERGER AND THE KCPL MERGER. The respective obligations of each party to effect the KGE Merger or the KCPL Merger, as the case may be, shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 11.5 by the joint action of the parties hereto:

         (a) SHAREHOLDER APPROVALS. The Western Resources Shareholders' Approval and the KCPL Shareholders' Approval shall have been obtained.

         (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the KGE Merger or the KCPL Merger shall have been issued and be continuing in effect, and the KGE Merger, the KCPL Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

         (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

         (d) LISTING OF SHARES. The shares of Western Resources Common Stock issuable in the Stock Contribution and the Western Resources Stock Distribution and the shares of New KC Common Stock issuable in the KCPL Merger and the KGE Merger shall have been approved for listing on the NYSE upon official notice of issuance.

         (e) REQUIRED STATUTORY APPROVALS. The KCPL Required Statutory Approvals and the Western Resources Required Statutory Approvals shall have been obtained at or prior to the KCPL Effective Time and such approvals shall have become Final Orders (as defined below). A "Final Order" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

         (f) PERMITS. To the extent that the continued lawful operations of the business of KCPL or any of its Subsidiaries after the KCPL Merger or to the extent that the continued lawful operations of the business of Western Resources, KGE, New KC, or any of their respective Subsidiaries after the KGE Merger require that any license, permit or other governmental approval be transferred to the Surviving Corporation or issued to the Surviving Corporation, such licenses, permits or other authorizations shall have been transferred or reissued to the Surviving Corporation at or before the Closing Date, except where the failure to transfer or reissue such licenses, permits or other authorizations would not have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Surviving Corporation and its Subsidiaries taken as a whole immediately after the KGE Effective Time.

         (g) TAX CONFIRMATION. Western Resources shall have received confirmation in form and substance reasonably satisfactory to Western Resources from the Kansas tax authorities that no sales or use tax is payable in connection with the Asset Contribution.

         Section 10.2 CONDITIONS TO OBLIGATION OF WESTERN RESOURCES, KGE AND NEW KC TO EFFECT THE KGE MERGER. The obligation of Western Resources, KGE and New KC to effect the KGE Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Western Resources, KGE and New KC in writing pursuant to Section 11.5:

         (a) PERFORMANCE OF OBLIGATIONS OF KCPL. KCPL (and/or its appropriate Subsidiaries) will have performed in all material respects their agreements and covenants contained in or contemplated by this Agreement which are required to be performed by them at or prior to the KGE Effective Time including, without limitation, agreements and covenants contained in Section 2.4(c) hereof.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of KCPL set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, would not result in a KCPL Material Adverse Effect.

         (c) CLOSING CERTIFICATES. Western Resources shall have received a certificate signed by the chief financial officer of KCPL, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 10.2(a) and Section 10.2(b) have been satisfied.

         (d) KCPL MATERIAL ADVERSE EFFECT. No KCPL Material Adverse Effect shall have occurred.

         (e) KCPL REQUIRED CONSENTS. The KCPL Required Consents the failure of which to obtain would have a KCPL Material Adverse Effect, shall have been obtained.

         (f) AFFILIATE AGREEMENTS. Western Resources shall have received Affiliate Agreements, duly executed by each "Affiliate" of KCPL, substantially in the form of Exhibit 9.7, as provided in Section 9.7.

         (g) 1935 ACT. Western Resources shall be reasonably satisfied that, following the KGE Effective Time, it shall be exempt from all provisions of the 1935 Act other than Section 9(a)(2) thereof.

         (h) STATUTORY APPROVALS. Western Resources shall be reasonably satisfied that the Final Orders, other than any Final Order issued by FERC, with respect to the KCPL Required Statutory Approvals and the Western Resources Required Statutory Approvals shall not impose terms or conditions which, individually or in the aggregate, would have, or insofar as reasonably can be foreseen, are likely to have a material adverse effect on the business, assets, financial condition or results of operations of the Surviving Corporation or a material adverse effect on the benefits anticipated by Western Resources as a result of the consummation of the transactions contemplated by this Agreement.

         (i) FERC APPROVAL. Western Resources shall be reasonably satisfied that any Final Order issued by FERC with respect to the KCPL Required Statutory Approvals and the Western Resources Required Statutory Approvals shall not impose terms or conditions which, individually or in the aggregate, would have, or insofar as reasonably can be foreseen, are likely to have a material adverse effect on the business, assets, financial condition or results of operations of the Surviving Corporation or a material adverse effect on the benefits anticipated by Western Resources as a result of the consummation of the transactions contemplated by this Agreement.

         (j) TAX OPINION. Western Resources shall have received an opinion from Sullivan & Cromwell, counsel to Western Resources, in form and substance reasonably satisfactory to Western Resources, dated as of the Closing, substantially to the effect that (i) the KCPL Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) the KGE Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and (iii) no gain or loss will be recognized by the shareholders of KGE or Western Resources as a result of the KGE Merger. In rendering such opinion, Sullivan & Cromwell may require and rely upon representations contained in certificates of officers of KCPL, Western Resources and others.

         (k) MAXIMUM NUMBER OF DISSENTING SHARES. The aggregate number of Dissenting Shares shall not be greater than 5.5% of the outstanding shares of KCPL Common Stock as of the KCPL Effective Time.

         (l) KCPL MERGER. The KCPL Merger shall have been consummated in accordance with the terms of this Agreement.

         Section 10.3 CONDITIONS TO OBLIGATION OF KCPL TO EFFECT THE KCPL MERGER. The obligation of KCPL to effect the KCPL Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by KCPL in writing pursuant to Section 11.5:

         (a) PERFORMANCE OF OBLIGATIONS OF WESTERN RESOURCES, KGE AND NEW KC. Western Resources, KGE and New KC (and/or their appropriate Subsidiaries) will have performed in all material respects their agreements and covenants contained in or contemplated by this Agreement which are required to be performed by them at or prior to the KGE Effective Time.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Western Resources, KGE and New KC set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without giving effect to any materiality qualification or standard contained in any such representations and warranties) which, individually or in the aggregate, would not result in a Western Resources Material Adverse Effect.

         (c) CLOSING CERTIFICATES. KCPL shall have received a certificate signed by the chief financial officer of Western Resources, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 10.3(a) and Section 10.3(b) have been satisfied.

         (d) WESTERN RESOURCES MATERIAL ADVERSE EFFECT. No Western Resources Material Adverse Effect shall have occurred.

         (e) WESTERN RESOURCES REQUIRED CONSENTS. The Western Resources Required Consents the failure of which to obtain would have a Western Resources Material Adverse Effect shall have been obtained.

         (f) STATUTORY APPROVALS. KCPL shall be reasonably satisfied that the Final Orders, other than any Final Order issued by FERC, with respect to the KCPL Required Statutory Approvals and the Western Resources Required Statutory Approvals shall not impose terms or conditions which, individually or in the aggregate, would have, or insofar as reasonably can be foreseen, are likely to have a material adverse effect on the business, assets, financial condition or results of operations of the Surviving Corporation.

         (g) FERC APPROVAL. KCPL shall be reasonably satisfied that any Final Order issued by FERC with respect to the KCPL Required Statutory Approvals and the Western Resources Required Statutory Approvals shall not impose terms or conditions which, individually or in the aggregate, would have, or insofar as reasonably can be foreseen, are likely to have a material adverse effect on the business, assets, financial condition or results of operations of the Surviving Corporation.

         (h) TAX OPINION. KCPL shall have received an opinion from Skadden, Arps Slate, Meagher & Flom, LLP, counsel to KCPL, in form and substance reasonably satisfactory to KCPL, dated as of the Closing, substantially to the effect that (i) the KCPL Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, (ii) the KGE Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and
    (iii) other than in respect of cash paid in lieu of fractional shares, no gain or loss will be recognized by the shareholders of New KC or KCPL as a result of either the KCPL Merger or the KGE Merger. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom, LLP may require and rely upon representations contained in certificates of officers of KCPL, Western Resources and others.

         (i) ASSET AND STOCK CONTRIBUTION; KGE MERGER. The Asset Contribution and the Stock Contribution shall have been consummated in accordance with the terms of this Agreement and all conditions to Western Resources' and New KC's obligations to effect the KGE Merger shall have been satisfied or waived.

                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

         Section 11.1 TERMINATION. For purposes of this Article XI, only Western Resources and KCPL shall have the right to terminate this Agreement. References to a party under this Article XI shall mean Western Resources, KGE and New KC, on the one hand, or KCPL, on the other hand. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

         (a) by mutual written consent of the Boards of Directors of KCPL and Western Resources;

         (b)(i) by either party if there has been any breach of any representations, warranties, covenants or agreements on the part of the other set forth in this Agreement, which breaches individually or in the aggregate would result in a Western Resources Material Adverse Effect or a KCPL Material Adverse Effect, as the case may be, and, which breaches have not been cured within 20 business days following receipt by the breaching party of notice of such breach or adequate assurance of such cure shall not have been given by or on behalf of the breaching party within such 20 business-day period, (ii) by either party, if the KCPL Board of Directors or any committee thereof (A) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the transactions contemplated hereby, (B) shall fail to reaffirm such approval or recommendation upon Western Resources' request, (C) shall approve or recommend any acquisition of KCPL or a material portion of its assets or any tender offer for shares of capital stock of KCPL, in each case, other than by Western Resources or an Affiliate thereof or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C), or (iii) by either party, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the transactions contemplated hereby, or by any party hereto if any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, and such order, judgment or decree shall have become final and nonappealable;

         (c) by either party hereto, by written notice to the other party, if the KCPL Effective Time shall not have occurred on or before December 31, 1999 (the "Termination Date"); provided, however, that the right to terminate the Agreement under this Section 11.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the KCPL Effective Time to occur on or before this date;

         (d) by either party hereto, by written notice to the other party, if
    (i) the Western Resources Shareholders' Approval shall not have been obtained at a duly held Western Resources Meeting, including any adjournments thereof, or the KCPL Shareholders' Approval shall not have been obtained at a duly held KCPL Meeting, including any adjournments thereof or
    (ii) the Western Resources Shareholders' Approval and the KCPL Shareholders' Approval shall not have been obtained on or before August 31, 1998;

         (e) by KCPL, prior to the approval of this Agreement by the shareholders of KCPL, upon five days' prior notice to Western Resources, if, as a result of an Acquisition Proposal by a party other than Western Resources or any of its Affiliates, the Board of Directors of KCPL determines in good faith, after considering applicable provisions of state law, on the basis of oral or written advice of outside counsel that acceptance of the Acquisition Proposal is necessary for the KCPL Board of Directors to act in a manner consistent with its fiduciary duties under applicable law; provided, however, that (i) the Board of Directors of KCPL shall have concluded in good faith, after considering applicable provisions of state law and after giving effect to all concessions which may be offered by Western Resources pursuant to clause (ii) below, on the basis of oral or written advice of outside counsel that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (ii) prior to any such termination, KCPL shall, and shall cause its respective financial and legal advisors to, negotiate with Western Resources to make such adjustments in the terms and conditions of this Agreement as would enable KCPL to proceed with the transactions contemplated herein; or

         (f) by either party hereto, by the delivery of written notice to the other party not later than 5:00 p.m., New York City time, on the fifth NYSE trading day prior to the scheduled KGE Effective Time (the parties agreeing that each party shall have at least ten NYSE trading days' notice of the KGE Effective Time), if the Western Resources Index Price is less than or equal to $29.78.

         Section 11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either KCPL or Western Resources pursuant to Section 11.1 there shall be no liability on the part of any party hereto or their respective officers or directors hereunder, except that Section 9.14 and Section 11.3, the agreement contained in the last sentence of Section 9.1, Section 12.2 and
Section 12.8 shall survive the termination.

         Section 11.3 TERMINATION FEE; EXPENSES.

         (a) KCPL TERMINATION FEE. If (i) this Agreement (A) is terminated by Western Resources pursuant to Section 11.1(b)(i), (B) is terminated by KCPL pursuant to Section 11.1(e), (C) is terminated as a result of KCPL's breach of
Section 9.4, or (D) is terminated because the shareholders of KCPL do not approve the transactions contemplated hereby, (ii) at the time of such termination or prior to the meeting of KCPL's shareholders there shall have been made an Acquisition Proposal involving KCPL or any of its Affiliates (whether or not such Acquisition Proposal shall have been rejected or shall have been withdrawn prior to the time of such termination or of such meeting) and (iii) within two and one-half years of the termination of this Agreement KCPL or any of its Affiliates becomes a Subsidiary of the party which has made such Acquisition Proposal or a Subsidiary of an Affiliate of such party or accepts a written offer to consummate or consummates an Acquisition Proposal with such party or an Affiliate thereof, then KCPL (jointly and severally with its Affiliates), upon the signing of a definitive agreement relating to such Acquisition Proposal, or, if no such agreement is signed, then at the closing (and as a condition to the closing) of KCPL becoming such a Subsidiary or of such Acquisition Proposal, KCPL shall pay to Western Resources a termination fee equal to $50 million in cash. If on or before the Termination Date all of the conditions to Closing set forth in Sections 10.1, 10.2 and 10.3 hereof other than the condition set forth in Section 10.3(h) hereof shall have been fulfilled, and KCPL shall decline to waive such condition, then immediately following the Termination Date KCPL shall reimburse Western Resources for any and all expenses of Western Resources with respect to this Agreement and the transactions contemplated hereby, up to a maximum reimbursement of Western Resources by KCPL of $5 million.

         (b) WESTERN RESOURCES FEES. If on or before the Termination Date all of the conditions to the Closing set forth in Sections 10.1, 10.2 and 10.3 hereof other than any condition set forth in Sections 10.2(g), 10.2(h), 10.2(i) or 10.2(j) hereof shall have been fulfilled, and Western Resources shall decline to waive such condition, then immediately following the Termination Date Western Resources shall reimburse KCPL for any and all expenses of KCPL with respect to this Agreement and the transactions contemplated hereby, up to a maximum reimbursement of KCPL by Western Resources of $5 million in the case of the conditions set forth in Section 10.2(h) or 10.2(j), $25 million in the case of the conditions set forth in Section 10.2(i), and $35 million in the case of
Section 10.2(g); provided, however, that Western Resources shall be required to reimburse KCPL's expenses in respect of the failure of only one of the foregoing closing conditions to be satisfied.

         (c) EXPENSES. The parties agree that the agreements contained in this
Section 11.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in this Section 11.3, if one party fails to promptly pay to the other any fee due under Sections 11.3(a) or (b), in addition to any amounts paid or payable pursuant to such sections, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

         Section 11.4 AMENDMENT. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of KCPL and Western Resources and prior to the KGE Effective Time, but after such approvals, no such amendment shall (a) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under
Article I, Article II, Article III and Article IV or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of KCPL Common Stock or Western Resources Common Stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Surviving Corporation, without the further approval of such shareholders, as applicable. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 11.5 WAIVER. At any time prior to the KGE Effective Time, a party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

         Section 11.6 STANDSTILL AGREEMENTS.

              (a) UPON TERMINATION. If this Agreement is terminated pursuant to
Section 11.1(a), 11.1(b), 11.1(c) or 11.1(d) hereof, other than for a termination (i) by Western Resources pursuant to Section 11.1(b)(i), (ii) by either party pursuant to Section 11.1(b)(ii), (iii) by either party pursuant to
Section 11.1(d) as a result of the failure to obtain the KCPL Shareholder's Approval, and (iv) by either party pursuant to Section 11.1(c) if one or more of the conditions set forth in Section 10.2(a), 10.2(b), 10.2(c), 10.2(d), 10.2(e) and 10.2(f) shall not have been fulfilled or waived by Western Resources, for a period of three years from and after the date of such termination Western Resources shall not, and shall not permit any of its Subsidiaries to, unless permitted in writing by KCPL (a) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or property of KCPL or any of its Subsidiaries, (b) seek or propose to enter into directly or indirectly, any merger, business combination, tender offer, exchange offer, sale or purchase of assets or securities, dissolution, liquidation, recapitalization, restructuring or similar transaction of or involving KCPL or any of its Subsidiaries or to purchase, directly or indirectly, a material portion of the assets of KCPL or any of its Subsidiaries, (c) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) or consents to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of KCPL or any of its Subsidiaries, (d) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting security of KCPL or any of its Subsidiaries, (e) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of KCPL, (f) have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other persons in connection with any of the foregoing, or make any investment in any other person that engages, or offers or proposes to engage, in any of the foregoing (it being understood that, without limiting the generality of the foregoing, Western Resources shall not be permitted to act as a joint bidder or co-bidder with any other person with respect to KCPL or any of its Subsidiaries), or (g) make any publicly disclosed proposal regarding any of the foregoing. The provisions of this
Section 11.6 shall cease to apply in the event that a third party, not acting in concert or affiliated with Western Resources, (i) makes a proposal to acquire or merge with KCPL or to acquire all or substantially all of the assets of KCPL or a KCPL Subsidiary or (ii) acquires 10% or more of the KCPL Common Stock.

              (b) NEW KC. (i) For the purposes of this Section 11.6(b), each of the following terms shall have the following meaning:

         "Western Resources Group" shall mean Western Resources, its Subsidiaries and Affiliates, and any person acting on behalf of Western Resources or any of such Subsidiaries or Affiliates.

         "Voting Securities" shall mean the shares of New KC Common Stock and any other issued and outstanding securities of New KC generally entitled to vote for the election of directors of New KC and other matters for which the holders of New KC Common Stock are entitled to vote.

         "Independent Director" shall mean any New KC director that is not an employee or director of Western Resources or an employee of New KC. Western Resources agrees that for so long as Western Resources shall own, directly or indirectly, more than 50 percent of the issued and outstanding Voting Securities of New KC, and in any case for not more than ten years from the Closing Date, Western Resources shall vote all shares of Voting Securities beneficially owned by Western Resources to elect, and New KC shall use its best efforts to cause to be elected, at least three Independent Directors to the board of directors of New KC.

         (ii) Except as set forth in clauses (iii) and (iv) below, during the period beginning on, and ending on the tenth anniversary of, the Closing Date (unless earlier terminated pursuant to the provisions of this Agreement), Western Resources shall not, and shall cause the other members of the Western Resources Group not to, directly or indirectly, (A) in any manner acquire, agree to acquire, make any proposal to acquire or announce or disclose any intention to make a proposal to acquire, directly or indirectly, any Voting Securities, except pursuant to the KGE Merger in accordance with the terms and conditions of this Agreement or (B) propose to enter into, or announce or disclose any intention to propose to enter into, directly or indirectly, any merger or business combination involving New KC or to purchase, directly or indirectly, all or substantially all of the assets of New KC.

         (iii) Notwithstanding the provisions of clause (ii) above, following the Closing Date Western Resources may in any manner acquire Voting Securities representing in the aggregate up to but not exceeding the greater of 85% of the Voting Securities on a fully diluted basis or 88.5% of the Voting Securities on a primary basis.

         (iv) Notwithstanding the provisions of clause (ii) above, following the Closing Date, Western Resources may make a tender offer or exchange offer for all outstanding shares of New KC Common Stock or Voting Securities or take any of the actions described in clause (ii)(B) above; provided that any such action satisfies the following additional requirements (x) if a tender offer, the offer must be a "tender offer" for purposes of, and must be made in compliance with, Rules 14d-1 and 13e-3 under the Exchange Act (or any successor provisions thereto), and (y) any such action must be at a price and on terms that are fair to the stockholders of New KC (as determined by a majority of the Independent Directors after the receipt of a fairness opinion with respect to any such proposed transaction from a nationally recognized investment banking firm selected by a majority of the Independent Directors and reasonably acceptable to Western Resources), and must be approved by a majority of the Independent Directors.


                                   ARTICLE XII

                               GENERAL PROVISIONS

         Section 12.1 NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES. No representations or warranties in this Agreement shall survive the KGE Effective Time, except as otherwise provided in this Agreement.

         Section 12.2 BROKERS. KCPL represents and warrants that, except for Merrill Lynch whose fees have been disclosed to Western Resources prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the KGE Merger, the KCPL Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of KCPL. Western Resources, New KC and KGE represent and warrant that, except for Salomon, whose fees have been disclosed to KCPL prior to the date hereof, and except for certain soliciting dealer arrangements the material terms and conditions of which have been publicly disclosed by Western Resources, New KC or KGE prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the KGE Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Western Resources, New KC or KGE.

         Section 12.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) when sent by reputable overnight courier service, or (c) when telecopied (which is confirmed by copy sent within one business day by a reputable overnight courier service) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (i)    If to KCPL, to:

                            Kansas City Power & Light Company
                            1201 Walnut
                            Kansas City, Missouri 64106
                            Attn: Chief Executive Officer
                            Telecopy: (816) 556-2418
                            Telephone: (816) 556-2200

                            with a copy to:

                            Skadden, Arps, Slate, Meagher & Flom, LLP
                            919 Third Avenue
                            New York, New York 10022
                            Attn: Nancy A. Lieberman, Esq.
                            Telecopy: (212) 735-2000
                            Telephone:  (212) 735-3000

              (ii) If to Western Resources, New KC or KGE, to:

                            Western Resources, Inc.
                            818 Kansas Ave.
                            Topeka, Kansas 66612
                            Attn. Chief Executive Officer

                            with a copy to:

                            John K. Rosenberg
                            Executive Vice President and General Counsel
                            818 Kansas Ave.
                            Topeka, Kansas 66612

                            and

                            Sullivan & Cromwell
                            125 Broad Street
                            New York, New York 10004
                            Attn: Francis J. Aquila, Esq.
                            Telecopy: (212) 558-3588
                            Telephone:  (212) 558-4000

         Section 12.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement, (b) shall not be assigned by either party and (c) shall be governed by and construed in accordance with the laws of the State of Kansas applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the KGCC.

         Section 12.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." When a reference is made in this Agreement to the "knowledge" of Western Resources, such reference shall also refer to the knowledge of New KC and KGE.

         Section 12.6 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 12.7 PARTIES' INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 9.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 12.8 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement and (b) without limitation to Section 11.3, any right it may have to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

         Section 12.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Kansas or in Kansas state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Kansas or any Kansas state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Kansas.

         Section 12.10 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 12.11 ANTI-DILUTION. The Western Resources Index Price and the Conversion Ratio and any Western Resources share price referred to in this Agreement shall be appropriately adjusted in the case of any stock dividend, reclassification, recapitalization, split-up, combination or subdivision with respect to the common stock of Western Resources.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                          KANSAS CITY POWER & LIGHT
                                          COMPANY


Attest:    /s/ Jeanie Sell Latz           By:  /s/ A. Drue Jennings
           Secretary                           A. Drue Jennings
                                               Chairman of the Board, President
                                               and Chief Executive Officer

                                          WESTERN RESOURCES, INC.



Attest:    /s/ Richard D. Terrill         By:  /s/ John E. Hayes, Jr.
           Secretary                           John E. Hayes, Jr.
                                               Chairman of the Board and
                                               Chief Executive Officer

                                          KANSAS GAS AND ELECTRIC
                                          COMPANY


Attest:    /s/ Richard D. Terrill         By:   /s/ William B. Moore
           Secretary                            William B. Moore
                                                Chairman of the Board and
                                                President

                                          NKC, INC.


Attest:    /s/ Richard D. Terrill         By:   /s/ John K. Rosenberg
           Secretary                            John K. Rosenberg
                                                President

                                TABLE OF CONTENTS

                                                                           PAGE


                                    ARTICLE I

                                THE CONTRIBUTIONS

Section 1.1  THE ASSET CONTRIBUTION...........................................2
Section 1.2  LIABILITIES ASSUMED..............................................3
Section 1.3  RETAINED LIABILITIES.............................................3
Section 1.4  INSTRUMENTS OF TRANSFER..........................................3
Section 1.5  ASSIGNMENT OR ASSUMPTION OF CONTRACT RIGHTS......................4
Section 1.6  THE STOCK CONTRIBUTION...........................................4
Section 1.7  CERTAIN TAXES....................................................5


                                   ARTICLE II

                       MERGER OF KCPL WITH AND INTO NEW KC

Section 2.1  THE KCPL MERGER..................................................5
Section 2.2  EFFECTS OF THE KCPL MERGER.......................................5
Section 2.3  EFFECTIVE TIME OF THE KCPL MERGER................................6
Section 2.4  EFFECT OF THE KCPL MERGER ON KCPL AND NEW KC CAPITAL STOCK.......6
Section 2.5  DEBT OF NEW KC...................................................7
Section 2.6  NAME OF NEW KC...................................................7


                                   ARTICLE III

                       MERGER OF KGE WITH AND INTO NEW KC

Section 3.1  THE KGE MERGER...................................................7
Section 3.2  EFFECTS OF THE KGE MERGER........................................8
Section 3.3  EFFECTIVE TIME OF THE KGE MERGER.................................8
Section 3.4  EFFECT OF THE KGE MERGER ON KGE CAPITAL STOCK....................8
Section 3.5  EFFECT OF THE KGE MERGER ON CERTAIN WESTERN RESOURCES
             COMMON STOCK.....................................................8

                                                                           PAGE

                                   ARTICLE IV

                             ADDITIONAL TRANSACTIONS

Section 4.1  DISTRIBUTION OF WESTERN RESOURCES COMMON STOCK...................9
Section 4.2  DISTRIBUTION OF KLT CAPITAL STOCK TO WESTERN RESOURCES...........9
Section 4.3  CONVERSION OF NEW KC SERIES B COMMON STOCK OWNED BY
             WESTERN RESOURCES................................................9


                                    ARTICLE V

                                   THE CLOSING

Section 5.1  CLOSING..........................................................9


                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF KCPL

Section 6.1  ORGANIZATION AND QUALIFICATION..................................10
Section 6.2  SUBSIDIARIES....................................................10
Section 6.3  CAPITALIZATION..................................................11
Section 6.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE...12
Section 6.5  REPORTS AND FINANCIAL STATEMENTS................................13
Section 6.6  ABSENCE OF CERTAIN CHANGES OR EVENTS............................14
Section 6.7  LITIGATION......................................................14
Section 6.8  REGISTRATION STATEMENT AND PROXY STATEMENT......................15
Section 6.9  TAX MATTERS.....................................................15
Section 6.10  EMPLOYEE MATTERS; ERISA........................................17
Section 6.11  ENVIRONMENTAL PROTECTION.......................................19
Section 6.12  REGULATION AS A UTILITY........................................21
Section 6.13  VOTE REQUIRED..................................................21
Section 6.14  ARTICLE TWELFTH OF KCPL'S RESTATED ARTICLES OF CONSOLIDATION...21
Section 6.15  OPINION OF FINANCIAL ADVISOR...................................21
Section 6.16  INSURANCE......................................................21
Section 6.17  KCPL NOT A RELATED PERSON......................................22
Section 6.18  TAKEOVER STATUTES..............................................22
Section 6.19  TERMINATION OF UTILICORP AGREEMENT.............................22

                                                                           PAGE

                                   ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES OF
                        WESTERN RESOURCES, KGE AND NEW KC

Section 7.1  ORGANIZATION AND QUALIFICATION..................................23
Section 7.2  SUBSIDIARIES....................................................23
Section 7.3  CAPITALIZATION..................................................23
Section 7.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE...25
Section 7.5  REPORTS AND FINANCIAL STATEMENTS................................26
Section 7.6  ABSENCE OF CERTAIN CHANGES OR EVENTS............................27
Section 7.7  LITIGATION......................................................27
Section 7.8  REGISTRATION STATEMENT AND PROXY STATEMENT......................28
Section 7.9  TAX MATTERS.....................................................28
Section 7.10  EMPLOYEE MATTERS; ERISA........................................29
Section 7.11  ENVIRONMENTAL PROTECTION.......................................31
Section 7.12  REGULATION AS A UTILITY........................................32
Section 7.13  VOTE REQUIRED..................................................32
Section 7.14  ARTICLE XI (BUSINESS COMBINATION WITH INTERESTED SHAREHOLDER)
              OF WESTERN RESOURCES' ARTICLES OF INCORPORATION................33
Section 7.15  OPINION OF FINANCIAL ADVISOR...................................33
Section 7.16  INSURANCE......................................................33
Section 7.17  WESTERN RESOURCES NOT AN INTERESTED SHAREHOLDER................33
Section 7.18  TAKEOVER STATUTES..............................................34
Section 7.19 NO PRIOR OPERATIONS OF NEW KC...................................34
Section 7.20 TITLE TO PROPERTIES.............................................34
Section 7.21 CONDITION OF ASSETS.............................................35
Section 7.22 ACCOUNTS RECEIVABLE.............................................35


                                  ARTICLE VIII

                   CONDUCT OF BUSINESS PENDING THE KGE MERGER

Section 8.1  COVENANTS OF KCPL...............................................35
Section 8.2  COVENANTS OF WESTERN RESOURCES, NEW KC AND KGE..................41


                                   ARTICLE IX

                              ADDITIONAL AGREEMENTS

Section 9.1  ACCESS TO INFORMATION...........................................42
Section 9.2  JOINT PROXY STATEMENT AND REGISTRATION STATEMENT................43

                                                                           PAGE

Section 9.3  REGULATORY MATTERS..............................................44
Section 9.4  SHAREHOLDER APPROVAL............................................44
Section 9.5  DIRECTORS' AND OFFICERS' INDEMNIFICATION........................45
Section 9.6  PUBLIC ANNOUNCEMENTS............................................47
Section 9.7  RULE 145 AFFILIATES.............................................47
Section 9.8  EMPLOYEE AGREEMENTS AND WORKFORCE MATTERS.......................47
Section 9.9  EMPLOYEE BENEFIT PLANS..........................................47
Section 9.10  STOCK OPTIONS..................................................48
Section 9.11  NO SOLICITATIONS...............................................49
Section 9.12  BOARD OF DIRECTORS OF NEW KC...................................50
Section 9.13  POST-MERGER OPERATIONS.........................................50
Section 9.14  EXPENSES.......................................................51
Section 9.15  TRANSITION MANAGEMENT..........................................51
Section 9.16  PURCHASE ACCOUNTING AND TAX-FREE STATUS........................51
Section 9.17  FURTHER ASSURANCES.............................................51
Section 9.18  INTERIM DIVIDENDS..............................................52
Section 9.19  REDEMPTION OF CERTAIN WESTERN RESOURCES $100 PREFERRED.........52


                                    ARTICLE X

                                   CONDITIONS

Section 10.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE KGE MERGER
              AND THE KCPL MERGER............................................52
Section 10.2  CONDITIONS TO OBLIGATION OF WESTERN RESOURCES, KGE AND NEW KC
              TO EFFECT THE KGE MERGER.......................................53
Section 10.3  CONDITIONS TO OBLIGATION OF KCPL TO EFFECT THE KCPL MERGER.....55


                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

Section 11.1  TERMINATION....................................................57
Section 11.2  EFFECT OF TERMINATION..........................................58
Section 11.3  TERMINATION FEE; EXPENSES......................................58
Section 11.4  AMENDMENT......................................................59
Section 11.5  WAIVER.........................................................60
Section 11.6  STANDSTILL AGREEMENTS..........................................60

                                                                           PAGE

                                   ARTICLE XII

                               GENERAL PROVISIONS

Section 12.1  NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES.........62
Section 12.2  BROKERS........................................................62
Section 12.3  NOTICES........................................................62
Section 12.4  MISCELLANEOUS..................................................64
Section 12.5  INTERPRETATION.................................................64
Section 12.6  COUNTERPARTS; EFFECT...........................................64
Section 12.7  PARTIES' INTEREST..............................................64
Section 12.8  WAIVER OF JURY TRIAL AND CERTAIN DAMAGES.......................64
Section 12.9  ENFORCEMENT....................................................64
Section 12.10  SEVERABILITY..................................................65
Section 12.11  ANTI-DILUTION.................................................65

                            INDEX OF PRINCIPAL TERMS

                                                                           PAGE

1935 Act.....................................................................10
4 1/2% Western Resources $100 Preferred......................................24
4 1/4% Western Resources $100 Preferred......................................24
5% Western Resources $100 Preferred..........................................24
Accounts Receivable..........................................................35
Acquisition Proposal.........................................................50
Affiliate....................................................................22
Affiliate Agreement..........................................................47
Aggregate Consideration.......................................................9
Agreement.....................................................................1
Asset Contribution............................................................1
Assumed Liabilities...........................................................3
Atomic Energy Act............................................................13
Closing.......................................................................9
Closing Agreement............................................................16
Closing Date.................................................................10
Code..........................................................................2
Confidentiality Agreement....................................................42
Control......................................................................22
Controlled By................................................................22
Conversion Ratio..............................................................4
Dissenting Shares.............................................................6
Dissenting Shareholders.......................................................6
Easements....................................................................35
Environmental Claim..........................................................20
Environmental Laws...........................................................20
Environmental Permits........................................................19
ERISA........................................................................17
Exchange Act.................................................................13
FERC.........................................................................13
Final Order..................................................................53
GAAP.........................................................................14
Governmental Authority.......................................................13
Hazardous Materials..........................................................20
HSR Act......................................................................44
Indemnified Liabilities......................................................45
Indemnified Parties..........................................................45
Indemnified Party............................................................45
Investments..................................................................36

IRS..........................................................................17
Joint Proxy/Registration Statement...........................................43
KCPL..........................................................................1
KCPL Benefit Plans...........................................................17
KCPL Business Plan...........................................................35
KCPL Common Stock.............................................................4
KCPL Cumulative Preferred....................................................11
KCPL Disclosure Schedule.....................................................10
KCPL Effective Time...........................................................6
KCPL Employees...............................................................47
KCPL Financial Statements....................................................14
KCPL Material Adverse Effect.................................................14
KCPL Meeting.................................................................44
KCPL Merger...................................................................1
KCPL No Par Preferred........................................................11
KCPL Preference Stock........................................................11
KCPL Preferred Stock.........................................................11
KCPL Required Consents.......................................................12
KCPL Required Statutory Approvals............................................13
KCPL SEC Reports.............................................................14
KCPL Shareholders' Approval..................................................21
KCPL Stock Options...........................................................48
KCPL Stock Plans.............................................................11
KCPL Subsidiary..............................................................10
KGCC..........................................................................6
KGE...........................................................................1
KGE Common Stock..............................................................8
KGE Effective Time............................................................8
KGE Merger....................................................................1
KLT...........................................................................7
KLT Stock Distribution........................................................9
KPL...........................................................................1
KPL Assets....................................................................2
KPL Balance Sheet.............................................................3
KPL Business..................................................................1
Lien.........................................................................34
Merrill Lynch................................................................21
MGBCL.........................................................................6
New KC........................................................................1
New KC Articles...............................................................5
New KC By-Laws................................................................6
New KC Common Stock..........................................................24
New KC Series A Common Stock..................................................6
New KC Series B Common Stock..................................................8
Non-KPL Assets................................................................2

NRC..........................................................................13
NYSE..........................................................................5
Original Agreement............................................................1
Original Execution Date.......................................................1
PBGC.........................................................................18
PCBs.........................................................................20
Permitted Liens..............................................................34
Power Act....................................................................13
Proxy Statement..............................................................15
Registration Statement.......................................................15
Release......................................................................21
Representatives..............................................................42
Salomon......................................................................33
SEC..........................................................................13
Securities Act...............................................................13
Series B Conversion...........................................................9
Stock Contribution............................................................1
Subsidiary...................................................................10
Surviving Corporation.........................................................8
Task Force...................................................................51
Tax Return...................................................................15
Tax Ruling...................................................................16
Taxes........................................................................15
Termination Date.............................................................57
Under Common Control With....................................................22
UtiliCorp.....................................................................2
Utilicorp Agreement...........................................................2
UtiliCorp Confidentiality Agreement..........................................22
Violation....................................................................12
Voting Debt..................................................................11
Western Resources.............................................................1
Western Resources $100 Preferred.............................................23
Western Resources Articles...................................................22
Western Resources Benefit Plans..............................................29
Western Resources By-Laws....................................................45
Western Resources Common Stock................................................4
Western Resources Disclosure Schedule........................................23
Western Resources Financial Statements.......................................27
Western Resources Index Price.................................................5
Western Resources Material Adverse Effect....................................27
Western Resources Meeting....................................................45
Western Resources No-Par Preferred...........................................23
Western Resources Preference Stock...........................................24
Western Resources Preferred Stock............................................24

Western Resources Required Consents..........................................25
Western Resources Required Statutory Approvals...............................25
Western Resources SEC Reports................................................26
Western Resources Shareholders' Approval.....................................33
Western Resources Stock Distribution..........................................9
Western Resources Subsidiary.................................................23